SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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UST Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 24, 2005

100 West Putnam Avenue

Greenwich, Connecticut 06830

To the Stockholders of UST:

      The 2005 Annual Meeting of Stockholders of UST Inc. (the “Company”) will be held at the Cole Auditorium of the Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Tuesday, the 3rd day of May 2005, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

(1)	to elect two directors for terms of three years each;
(2)	to consider and act upon a proposal to approve the UST Inc. 2005 Long-Term Incentive Plan;
(3)	to ratify the appointment of independent auditors of the accounts of the Company for the year 2005;
(4)	to consider and act upon a stockholder proposal, if presented by its proponents; and
(5)	to consider and act upon such other business as may properly come before the meeting.

      Stockholders of record at the close of business on March 9, 2005 will be entitled to vote at the meeting. The approximate date of mailing of this Proxy Statement is March 24, 2005.

      You are urged to vote your proxy promptly whether or not you plan to attend the meeting in person. Please sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope or you may also vote your shares either via telephone or the Internet. Please read the instructions printed on the top portion of your proxy card. The Company’s transfer agent, which is tabulating votes cast for the meeting, will count the last vote received from a stockholder, whether by telephone, proxy or ballot or electronically through the Internet. Please note all votes cast via telephone or the Internet must be cast prior to 5:00 p.m., Eastern Daylight Saving Time, on Monday, May 2, 2005.

RICHARD A. KOHLBERGER

Senior Vice President, General Counsel
and Secretary

100 West Putnam Avenue

Greenwich, Connecticut 06830

PROXY STATEMENT

Solicitation of Proxy

       The enclosed proxy is solicited by the Board of Directors (the “Board”) of UST Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held May 3, 2005, including any adjournment thereof (the “Annual Meeting”). Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to either sign, date and return the enclosed proxy or vote your shares via telephone or the Internet. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.

      Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary or, before the proxy is voted, by submitting a duly executed proxy bearing a later date. The Company’s transfer agent, which is tabulating votes cast at the Annual Meeting, will count the last vote received from each stockholder, whether by telephone, proxy or ballot or electronically through the Internet.

      As of March 9, 2005, the record date for the Annual Meeting, the outstanding stock of the Company entitled to vote consisted of 165,450,885 shares of common stock (“Common Stock”) (each entitled to one vote).

      Appearance at the meeting in person or by proxy of the holders of Common Stock entitled to cast at least 82,725,443 votes is required for a quorum.

Attendance and Procedures at Annual Meeting

       Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, a duly appointed proxy holder with the right to vote on behalf of an absent stockholder (one proxy holder per absent stockholder) and invited guests of the Company. Any person claiming to be the proxy holder of an absent stockholder must, upon request, produce written evidence of such authorization. If you wish to attend the Annual Meeting but your shares are held in the name of a broker, bank or other nominee, you should bring with you a proxy or letter from the broker, bank or nominee as evidence of your beneficial ownership of the shares. Management requires all signs, banners, placards, cameras and recording equipment to be left outside the meeting room.

Action to be Taken at Meeting

       1. Two directors will be elected to serve for terms of three years each and until their respective successors are elected and qualified.

      2. A resolution will be offered to approve the UST Inc. 2005 Long-Term Incentive Plan (the “LTIP”).

      3. A resolution will be offered to ratify and approve the selection of independent auditors of the accounts of the Company for the year 2005.

      4. The Company has been advised that a resolution will be offered by stockholders.

      Your authorized proxies will vote FOR the election of the individuals herein nominated for directors, the resolution regarding the LTIP, and the resolution regarding the auditors, and AGAINST the stockholder proposal, unless you designate otherwise. A proxy designating how it should be voted will be voted accordingly. If you hold your shares through a broker or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters.

Proposal No. 1

Election of Directors

       The Certificate of Incorporation provides for the election of one-third (as nearly as possible) of the Board annually.

      The Board, upon recommendation of the Nominating & Corporate Governance Committee, nominated the two directors standing for election at the Annual Meeting for terms expiring at the Annual Meeting of Stockholders to be held in 2008. Elaine J. Eisenman, a director since 1996, will resign from the Board at the expiration of her current term of office and, accordingly, is not standing for reelection at the Annual Meeting. The Board currently consists of nine members and, with the resignation of Mrs. Eisenman, will be reduced to eight at the Annual Meeting.

      Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular nominee as a result of a direction to withhold or a broker non-vote will not affect the outcome of the vote.

The Nominees

         Set forth in the following Table I is certain information with respect to each person nominated by the Board and each person whose term of office as a director will continue after the Annual Meeting, including the number of shares of Common Stock beneficially owned by such person as of January 31, 2005.

TABLE I

Name of Nominee* or Director

*John D. Barr
Age 57
Shares beneficially owned:
Outstanding shares — 2,977
Shares subject to options — 1,500
Present term expires 2005
Nominated for term to expire 2008
Director since 2003

Mr. Barr has served as Vice Chairman of the Board of Directors of Papa Murphy’s International, Inc. since June 2004. He has also served as Chairman of Performance Logistics Group, Inc. since March 2004. From 1999 to April 2004, Mr. Barr served as President and Chief Executive Officer of Automotive Performance Industries. He also serves as a director of United Auto Group, Clean Harbors Inc., and James Hardie, N.V.

Name of Nominee* or Director

John P. Clancey
Age 59
Shares beneficially owned:
Outstanding shares — 17,283
Shares subject to options — 9,000
Present term expires 2007
Director since 1997

Mr. Clancey has served as Chairman of Maersk Sealand since December 1999. He served as President and Chief Executive Officer of Sea-Land Service, Inc. from July 1991 to December 1999.

Edward H. DeHority, Jr.
Age 74
Shares beneficially owned:
Outstanding shares — 10,823
Shares subject to options — 25,000
Present term expires 2006
Director since 1990

Mr. DeHority is a retired certified public accountant and attorney. He was employed by Ernst & Young LLP from 1958 to 1988.

Patricia Diaz Dennis
Age 58
Shares beneficially owned:
Outstanding shares — 3,297
Shares subject to options — 4,500
Present term expires 2006
Director since 2001

Ms. Diaz Dennis has served as Senior Vice President and Assistant General Counsel of SBC Services, Inc. since February 2005. Prior thereto she served as Senior Vice President and Assistant General Counsel of SBC Telecommunications, Inc. (“SBC”) since August 2004. She served as Senior Vice President, General Counsel and Secretary of SBC West from May 2002 to August 2004. She served as Senior Vice President — Regulatory and Public Affairs of SBC from November 1998 to May 2002 and as Senior Vice President and Assistant General Counsel of SBC from September 1995 to November 1998. She also serves as a director of Entravision Communications Corporation.

Name of Nominee* or Director

Vincent A. Gierer, Jr.
Age 57
Shares beneficially owned:
Outstanding shares — 532,524
Shares subject to options — 930,300
Present term expires 2007
Director since 1986

Mr. Gierer has served as Chairman of the Board and Chief Executive Officer of the Company since December 1, 1993 and has served as President since September 27, 1990. He has been employed by the Company since 1978.

Joseph E. Heid
Age 58
Shares beneficially owned:
Outstanding shares — 4,921
Shares subject to options — 3,000
Present term expires 2007
Director since 2003

Mr. Heid served as Chairman, President and Chief Executive Officer of Esprit de Corp from December 1999 to July 2002. From November 1997 to November 1999, he served as President of Revlon International. He previously served as Senior Vice President of Sara Lee Corporation. Mr. Heid is a certified public accountant. He also serves as a director of Vertrue, Inc.

Peter J. Neff
Age 66
Shares beneficially owned:
Outstanding shares — 8,339
Shares subject to options — 20,500
Present term expires 2006
Director since 1997

Mr. Neff served as President and Chief Executive Officer of Rhône-Poulenc, Inc., the U.S. subsidiary of Rhône-Poulenc, S.A. from 1991 to 1996.

*Ronald J. Rossi
Age 64
Shares beneficially owned:
Outstanding shares — 3,500
Shares subject to options — -0-
Present term expires 2005
Nominated for term to expire 2008
Director since 2004

Mr. Rossi has served as Chairman of the Board of Lojack Corporation (“Lojack”) since May 2001. From November 2000 to December 2004, he also served as Chief Executive Officer of Lojack. Mr. Rossi previously served as President of Oral-B Laboratories, Inc., a subsidiary of The Gillette Company, from 1998 to 2000. Mr. Rossi also serves on the Board of Directors of Mentor Corporation.

      Messrs. Barr and Rossi are now directors and will serve for the terms indicated. Your proxy, unless otherwise marked, will be voted for the aforesaid nominees for such terms. In the event that any nominee is not available for election at the time of the meeting or any adjournment thereof, an event which is not anticipated, your proxy may be voted for a substitute nominee and will be voted for the other nominees named above.

      As of January 31, 2005, all directors and executive officers as a group beneficially owned 929,280 shares of Common Stock and had exercisable options to acquire 1,534,800 shares of Common Stock, which together represented in the aggregate 1.5% of the outstanding Common Stock including options held by all such persons. No executive officer or director beneficially owned more than 1% of the aggregate amount of the outstanding Common Stock including options held by the respective person.

      The Board held ten meetings during 2004. No director attended fewer than 75% of the meetings held. Absent unusual or extraordinary circumstances, each director is expected to attend the Company’s Annual Meeting of Stockholders. All members of the Board were in attendance at the 2004 Annual Meeting.

Executive Sessions

       The nonemployee directors of the Company meet in executive sessions without management on a regular basis. The chair of the Nominating & Corporate Governance Committee presides at such executive sessions. In his absence, the nonemployee directors will designate another person to preside over such executive sessions.

Director Independence

       The corporate governance listing standards of the New York Stock Exchange (the “NYSE rules”) require that the Board be comprised of a majority of independent directors. The Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and the NYSE rules, taken together, require that the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation Committee each be comprised solely of independent directors.

      To ensure compliance with these requirements, each year, the Board, acting through the Nominating & Corporate Governance Committee, reviews the relationships that each director has with the Company based primarily on a review of the questionnaires completed by the directors regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. Only those directors whom the Board affirmatively determines have no material relationship with the Company may, under the NYSE rules, qualify as independent directors. To assist in the review process, the Board has established standards concerning relationships that, absent special circumstances, would not be deemed material and thereby cause a director not to be considered independent. These standards are set forth in UST Inc.’s Corporate Governance Guidelines which are available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance.”

      In light of the foregoing, the Nominating & Corporate Governance Committee has reviewed, on behalf of the Board, the independence of all directors and has determined, based on the information provided to it by the directors, that, as of the Annual Meeting, all directors other than Mr. Gierer, the Company’s Chairman of the Board and Chief Executive Officer, will qualify as independent directors under the NYSE rules, and that, as of the Annual Meeting, each member of the Audit Committee will also satisfy the additional independence requirements applicable, under the federal securities laws and the NYSE rules, to members of an audit committee.

Director Nomination Procedures

       It is the Company’s desire to select individuals for nomination to the Board who are the most highly qualified and who, if elected, will enhance the Board’s ability to oversee and direct, in an effective manner, the business of the Company and to best serve the general interests of the Company and its stockholders. In its assessment of potential nominees, the Nominating & Corporate Governance Committee will consider whether any such nominee:

•	Meets New York Stock Exchange independence criteria;
•	Reflects highest personal and professional ethics and integrity;

•	Has relevant educational background;
•	Has demonstrated effectiveness and possesses sound judgment;
•	Has qualifications to serve on appropriate Board committees;
•	Has experience relevant to the business needs and objectives of the Company;
•	Has the ability to make independent and analytical judgments;
•	Has adequate time to devote to Board responsibilities; and
•	Has effective communication skills.

      Such matters will be considered in light of the then current diversity and overall composition of the Board.

      The Nominating & Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee reflects the highest personal and professional ethics and integrity, has the ability to make independent and analytical judgments and has adequate time to devote to Board responsibilities. In addition, the Nominating & Corporate Governance Committee examines a candidate’s specific experience and skills, potential conflicts of interest and independence from management and the Company.

      The Nominating & Corporate Governance Committee identifies potential nominees through referrals by current directors and executive officers and also from a search firm specializing in identifying director candidates whose services have been retained by the Committee. The Nominating & Corporate Governance Committee presently has on retainer the firm of Canny, Bowen Inc. to assist in identifying potential candidates. The Committee will consider candidates from other sources, including, as described below, from stockholders.

      Mr. Rossi, the Board’s newest member, was introduced to the Nominating & Corporate Governance Committee by Canny, Bowen Inc.

      Once an individual has been proposed for consideration by the Nominating & Corporate Governance Committee as a possible candidate, the Nominating & Corporate Governance Committee reviews the person’s background and qualifications, including in light of any other candidates that it may be considering, any vacancies as well as the needs and the then current composition of the Board. If the Nominating & Corporate Governance Committee determines that the proposed candidate warrants further consideration, a meeting may be arranged with the proposed candidate and the chair and/or other members of the Nominating & Corporate Governance Committee.

      The Nominating & Corporate Governance Committee will consider and evaluate candidates suggested in a timely manner by stockholders, taking into account the qualities of any individual so suggested and the vacancies and needs of the Board. To enable the Nominating & Corporate Governance Committee to consider and evaluate properly any such candidate prior to the next Annual Meeting, the Secretary should receive, no later than November 22, 2005 the following information:

•	The name, business address and curriculum vitae of any proposed candidate;
•	A description of what would make such person an effective addition to the Board;
•	A description of any relationships or circumstances that could affect such person’s qualifying as an independent director;
•	A confirmation of such person’s willingness to serve as a director;
•	Any information about such person that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee, including, without limitation, the number of shares of Company common stock beneficially owned by such person; and
•	The name, address and telephone number of the stockholder submitting the recommendation, as well as the number of shares of Company common stock beneficially owned by such stockholder and a description of any relationship between the proposed candidate and the stockholder submitting his or her name.

All such proposed candidates shall be reviewed and evaluated in accordance with the selection criteria discussed above. The Nominating & Corporate Governance Committee’s evaluation process does not vary based on whether or not a proposed candidate is recommended by a stockholder.

Compensation of Directors

       The monthly cash retainer for all nonemployee directors for their services as directors, including committee assignments, was $5,000 in 2004. As a result of the elimination of the medical and financial planning benefits described below, the monthly cash retainer has been set at approximately $6,420 ($77,000 annually) effective as of January 1, 2005. Effective September 23, 2004, the Chairs of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee also receive an annual fee of $10,000, $7,000, and $7,000, respectively. Nonemployee directors are reimbursed for reasonable expenses incurred by them in connection with performance of their services to the Company as members of the Board and its committees. Employee directors receive no additional compensation for their services as directors.

      The Company maintains the UST Nonemployee Directors’ Restricted Stock Award Plan (the “Directors’ Restricted Stock Plan”). The Directors’ Restricted Stock Plan provides for the automatic award to each nonemployee director of 50 shares of restricted stock for each meeting of the Board attended and 40 shares of restricted stock for each Board committee meeting attended. The shares of restricted stock vest on the third anniversary date of the award. Once awarded, dividends on restricted shares are paid to the nonemployee director and all shares may be voted; however, ownership may not be transferred until service on the Board terminates. Unless otherwise determined, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated in the event of change in control, death, disability or retirement from service as defined in the plan.

      The Company also maintains the UST Nonemployee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”). The Directors’ Stock Option Plan, which was approved by stockholders at the 1995 Annual Meeting, provides for an annual, automatic grant of an option to purchase 1,500 shares of Common Stock on the first business day following each annual meeting, beginning in 1995, to each member of the Board who is not then an employee of the Company. The Directors’ Stock Option Plan, as amended effective June 30, 2000, also provides for the issuance of additional options at the discretion of the Compensation Committee. All options will be granted with an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted and will first become exercisable six months after the date of grant. The option exercise period will expire ten years after the date of grant and will not be affected by a participant’s cessation of membership on the Board. Pursuant to the terms of the Directors’ Stock Option Plan, no options may be granted after May 2, 2005. In light of the scheduled expiration of the plan and the fact that an annual automatic grant will not be made following the Annual Meeting on May 3, 2005, the Committee determined to grant an aggregate of 8,995 stock options on February 16, 2005, consistent with the terms described above, to be allocated equally among the nonemployee directors who will continue to serve as directors after the Annual Meeting.

      The Company intends to replace the Directors’ Restricted Stock Plan and the Directors’ Stock Option Plan with the UST Inc. 2005 Long-Term Incentive Plan, subject to the approval of such plan by the Company’s stockholders as proposed in this proxy statement. It is anticipated that, if the 2005 Long-Term Incentive Plan is so approved, the stock-based compensation of nonemployee directors for their services, including committee assignments, meeting fees and stock-based annual retainer fees, will be paid pursuant to awards under the 2005 Long-Term Incentive Plan. Looking forward, it is presently anticipated that the nonemployee directors will receive an annual award with a dollar value at the date of grant of $75,000 that will be paid in shares of Common Stock which will become payable pursuant to nonemployee directors’ deferral elections (with current payment of dividends on a quarterly basis). Awards in respect of 50 shares for each meeting of the Board attended and 40 shares for each Board committee meeting attended will continue to be made under the 2005 Long-Term Incentive Plan.

      The Company also maintains the UST Nonemployee Directors’ Retirement Plan (the “Directors’ Retirement Plan”), a nonqualified, nonfunded plan that applies to nonemployee members of the Board (who are not former employees), whose service as such includes periods beginning on or after January 1, 1988, and whose service equals or exceeds 36 months. Under the terms of the Directors’ Retirement Plan, an eligible director will receive one-twelfth of 75% of his or her highest annual compensation (the cash retainer, committee chair fees and value of all restricted stock and common stock awards paid for committee fees) each month, beginning at age 65 (or such later date upon which occurs his or her termination of service) and continuing over a period equal to his or her period of service, provided, however, such period will not exceed

120 months. The Directors’ Retirement Plan also provides for continued payment of the director’s benefits to a deceased director’s spouse in the event of a director’s death either prior to or subsequent to a director’s retirement. As of March 1, 2005, the Directors’ Retirement Plan was closed to new nonemployee directors first elected to the Board after such date.

      In addition, prior to March 1, 2005, the Company maintained the UST Directors’ Supplemental Medical Plan (the “Directors’ Medical Plan”), a self-insured medical reimbursement plan that applies to nonemployee members of the Board who are not former employees. The Directors’ Medical Plan provided for an additional $7,500 of annual coverage for each participant for reasonable, medically-related expenses above the participant’s basic medical plan coverage. The Company also made available to the nonemployee directors up to $12,500 annually in tax and financial planning services. After retirement from the Board, the Directors’ Medical Plan and tax & financial planning services continued for a period equal to the retired director’s period of service on the Board, except that the financial planning services were provided in the amount of $6,500 annually. The Board determined to discontinue the Supplemental Medical Plan and the provision of tax and financial planning services as of March 1, 2005 for active directors (including for such directors upon their retirement), except that one director who is currently eligible to retire will receive such benefits upon his retirement. Nonemployee directors will continue to be covered under the Company’s group life insurance, accidental death and dismemberment and business travel accident policies.

Committees of the Board

       The Company has an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee and a Strategic Review Committee.

      The Audit Committee, which met thirteen times during 2004, is currently comprised of the following directors: Joseph E. Heid — Chairman, Edward H. DeHority, Jr., Patricia Diaz Dennis, and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has determined that Messrs. DeHority and Heid both qualify as “audit committee financial experts” in accordance with the rules of the SEC. As specified in its charter, the functions of the Audit Committee include the following:

•	Assisting the Board with oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function;
•	Engaging, on an annual basis, the Company’s independent auditors;
•	Approving, on an annual basis, the scope and fees of the independent auditor’s audit;
•	Reviewing and pre-approving the independent auditor’s permitted non-audit services and related fees, including considering whether such services are compatible with the independent auditor’s independence;
•	Reviewing, on an annual basis, the effectiveness of the Company’s internal audit function, the proposed plan of internal audit coverage and ensuring that such plan is properly coordinated with the independent auditor; and
•	Reviewing procedures employed by management to monitor compliance with the Company’s Code of Corporate Responsibility.

      The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities. The Report of the Audit Committee appears on page 11 of this proxy statement.

      The Compensation Committee, which met eight times in 2004, is comprised of the following directors: Peter J. Neff — Chairman, John D. Barr, John P. Clancey and Elaine J. Eisenman, each of whom is an independent director under the NYSE rules, as currently in effect. As specified in its charter, the functions of the Compensation Committee include the following:

•	Reviewing and approving, as appropriate, the broad compensation program of the Company with respect to its officers, including all executive officers, and the various components of total compensation of the executive officers;
•	Making recommendations to the Board regarding directors’ and officers’ compensation; and
•	Administering the Company’s equity-based plans and considering and approving all awards thereunder.

      The Compensation Committee has the authority to retain such outside advisors as it deems necessary in order to carry out its responsibilities. The Compensation Committee Report on Executive Compensation appears on pages 13 to 15 of this proxy statement.

      The Nominating & Corporate Governance Committee, which met eight times during 2004, is comprised of the following directors: Edward H. DeHority, Jr. — Chairman, John P. Clancey, Patricia Diaz Dennis, Joseph E. Heid and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. As specified in its charter, the functions of the Nominating & Corporate Governance Committee include the following:

•	Identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	Recommending to the Board directors to serve on committees of the Board;
•	Advising the Board with respect to matters of Board composition and procedures;
•	Reviewing and making recommendations to the Board with respect to the Company’s corporate governance guidelines;
•	Overseeing the annual evaluation of the Board and the Company’s management;
•	Coordinating the annual review of the Board’s and each committee’s performance; and
•	Advising the Board generally on corporate governance matters.

      The Strategic Review Committee met once in 2004 and is comprised of the following directors: Vincent A. Gierer, Jr. — Chairman, John P. Clancey, Elaine J. Eisenman, Joseph E. Heid and Peter J. Neff. The Strategic Review Committee has oversight responsibility for significant financial matters of the Company, financial terms of any proposed significant acquisitions or divestitures, investment results of employee trust funds, dividend policy and other capital transactions including the share repurchase policy and the Company’s strategic plans.

      A copy of the charter for each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/ Committee Composition and Charters.” A copy of each such charter is also available to stockholders in print free of charge upon request, addressed to the Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.

Code of Ethics

       The Company has adopted a Code of Ethics for senior officers, (the “Code”) that applies to its principal executive officer, principal financial officer and principal accounting officer (Controller). The Code is available on the Company’s website: www.ustinc.com under the heading “Investors/ Corporate Governance”. A free copy of the Code will be made available to any stockholder upon request. The Company will post promptly on its website any amendment to the Code or waiver of a provision thereunder, rather than filing any such amendment or waiver as part of a Current Report on Form 8-K.

Adoption of Policy Regarding Stockholder Rights Plans

       The Board recently adopted a policy that provides that the Company will not adopt a stockholder rights plan without first submitting such a plan to a vote of the Company’s stockholders, subject to limited exceptions set forth in the policy. A copy of this policy is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee (the “Committee”) oversees on behalf of the Board the 1) integrity of the Company’s financial statements and financial reporting processes, as well as the integrity of the Company’s systems of internal accounting and financial controls; 2) the Company’s compliance with legal and regulatory requirements; 3) independent auditor’s qualifications, independence and performance; and 4) performance of the Company’s internal audit function.

      In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2004.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the

United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has reviewed and discussed the independent auditors’ independence including the matters in the written disclosures required by the Independence Standards Board; discussed with the independent auditors matters required by the Statement on Auditing Standards 90, “Audit Committee Communications”; and has considered the compatibility of permitted non-audit services performed by the auditors with the auditors’ independence.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In addition, the Committee reviewed and discussed with the independent auditors the report concerning the firm’s internal quality control procedures.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

March 3, 2005	Audit Committee

Joseph E. Heid, Chairman

Edward H. DeHority, Jr.

Patricia Diaz Dennis

Ronald J. Rossi

Audit and Non-Audit Fees

       The aggregate fees billed for professional services provided to the Company by Ernst & Young LLP (“Ernst & Young”) for the fiscal years ended December 31, 2004 and December 31, 2003 were as follows:

	2004	2003

Audit Fees	$2,267,000	$1,048,000

Audit-Related Fees	133,000	130,000

Tax Fees	37,000	55,000

All Other Fees	-0-	-0-

Total	$2,437,000	$1,233,000

      Audit Fees represent fees for professional services performed in connection with the audit of the Company’s annual financial statements and the review of the quarterly reports on Form 10-Q filed with the SEC.

      Audit-Related Fees were primarily for services related to employee benefit plan audits.

      Tax Fees were primarily for professional services performed with respect to tax compliance.

      The Audit Committee had considered and determined that the performance of those services other than audit services would not impair Ernst & Young’s independence.

Audit Committee Pre-Approval Policies and Procedures

       The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during the year in each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at is next scheduled meeting.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

         The Compensation Committee (the “Committee”), which is comprised entirely of independent directors, oversees the Company’s compensation practices, including stock-based awards. The Committee reviews and approves, as appropriate, the Company’s overall compensation program for all officers and approves the base salary, annual bonus and long-term incentives, consisting of equity-based awards, for each executive officer. The Committee determines stock-based awards made by the Company and cash awards made to executive officers under the Company’s Incentive Compensation Plan (“ICP”).

      With the assistance of independent advisors who report directly to the Committee, the Committee evaluates the Company’s plans and policies against current and emerging compensation practices, legal and regulatory developments and corporate governance trends. This review provides assurances that the Company’s compensation program will continue to assist in attracting and retaining the talent necessary to promote strong long-term financial performance and shareholder returns.

Executive Compensation Policy

       In order to link pay and performance, the Committee has a longstanding policy of tying the majority of any executive officer’s total compensation (base salary, annual bonus and long-term incentives consisting of equity-based awards) to the Company’s financial performance.

      In determining compensation levels, the Committee uses a comparator group of 15 companies with whom the Committee believes the Company competes for executive talent. Because it includes companies outside the tobacco industry, this peer group is not the same as the group used for comparing investment performance in the graph included in this proxy statement. The Committee has determined that total compensation is to be targeted at the median of the comparator group (adjusted appropriately for market capitalization) with a 20% premium. This premium reflects the Company’s challenges in recruiting and retaining talented executives in the tobacco industry and the market dynamics of tobacco-related stocks. Within job bands, the Committee has established ranges of targeted total compensation and the components thereof to provide appropriate flexibility for rewarding individual performance.

Specific Components of Compensation Program

       Base Salary. The Committee has set base salary as the smallest portion of total compensation because it is unrelated to Company performance. Base salary is the only component of total compensation targeted at the median of the comparator group (adjusted appropriately for market capitalization). The relative levels of base salary for the Chief Executive Officer and the other executive officers are based on the accountabilities and responsibilities of each executive’s position. The base salaries are reviewed on a regular basis and are compared against similar positions in the comparator group of companies. In addition, the Company may make adjustments in an individual’s salary during the year based on changes in the executive’s responsibilities.

      Annual Incentives. Annual bonuses are awarded under the ICP, which is directly linked to Company performance through operating earnings. The ICP formula, which was last approved by stockholders in 2003, provides for an aggregate fund based upon fixed percentages of consolidated earnings (before income taxes and incentive compensation), as specified in the ICP. This formula requires that earnings exceed a threshold percentage of stockholders’ equity and that cash dividends have been declared and paid in the year. The Committee bases individual ICP awards to be made from the aggregate fund upon the attainment of Company financial measures (i.e., diluted EPS) as well as achievement of individual performance objectives. The Committee has determined that financial measurement will be assigned a higher weighting in the higher job bands, since those officers have more influence over the Company’s overall financial performance than those in the lower job bands. Accordingly, a formula is applied to each executive officer’s targeted bonus amount (expressed in dollars) wherein a higher percentage of the targeted amount is earned based on the achievement of the Company’s financial objectives as compared to the percentage attributable to the achievement of individual objectives. The amount of an executive’s actual award is based upon achievement of these financial and individual objectives.

      Equity-Based Awards. The Company’s Amended and Restated Stock Incentive Plan (the “Stock Plan”) provides for equity-based awards. Because the value of stock option awards made under the Stock Plan depends on the Company’s stock price, the Committee believes that such awards support the compensation policy discussed above. In 2004, the Company’s executive officers were awarded both stock options and restricted shares pursuant to the Stock Plan, as shown in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table appearing on pages 17 and 18 in this proxy statement. Restricted stock grants made to executive officers in 2004 are subject to vesting restrictions that lapse at the end of a three year period if specific objectives relating to Company financial performance are attained. In the event of retirement on or before the first anniversary of the grant date, a pro-rata portion of the award would remain outstanding and would vest at the same time that the restricted shares would otherwise vest provided that performance goals are met. In the event of retirement after the first anniversary of the grant date, 100% of the award would remain outstanding and would vest at the same time that the restricted shares would otherwise vest provided that performance goals are met. In determining each award, the Committee considered, without assigning any particular weight to any one factor: (i) the individual performance and scope of responsibilities of each executive officer; (ii) existing stock-based awards held by the executive; and (iii) the executive’s targeted goal for total compensation (taking into account the policy discussed above allowing for a 20% premium over the median for the comparator group (adjusted appropriately for market capitalization)).

2004 Compensation of Chief Executive Officer

       With the assistance of the Committee’s outside compensation advisor, Mr. Gierer’s total compensation and each component thereof is determined by the Committee consistent with the policy discussed above. Mr. Gierer’s performance is reviewed annually by the Committee, which considers the Company’s attainment of targeted financial objectives, i.e., net earnings and diluted EPS. It also considers Mr. Gierer’s achievement of certain strategic initiatives designed to further the Company’s earnings growth and profitability.

      Mr. Gierer’s annual base salary was set at $1,050,000, effective January  1, 2004 and his target ICP award for 2004 was set at $2,000,000. His actual 2004 ICP award was determined by the Committee, which considered the Company’s overall financial performance and evaluated Mr. Gierer’s achievement of his pre-established performance objectives. In evaluating Mr. Gierer’s performance, a high weight was assigned to the attainment of the Company financial measure (diluted EPS). Mr. Gierer’s 2004 ICP award, disclosed in the Summary Compensation Table in this proxy statement, constituted approximately 70% of his cash compensation for 2004 and 42% of his total compensation for 2004. The amount of the 2004 ICP award paid to Mr. Gierer exceeded his targeted bonus amount based on exceeding the targeted Company financial measure and the maximum attainment of Mr. Gierer’s individual performance objectives.

      The Committee determined Mr. Gierer’s 2004 equity-based awards by taking into account the factors described above under “Equity-Based Awards” and market data related to long-term awards made to Chief Executive Officers in the comparator group. The targeted value for Mr. Gierer’s 2004 equity-based awards was higher than in previous years in order to reflect current market practices. His 2004 equity-based awards were delivered in the form of 66,700 shares subject to stock options and 49,100 shares of performance-based restricted stock. These awards are subject to the vesting schedules described in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table appearing on pages 17 and 18, respectively, of this proxy statement.

Executive Stock Ownership Guidelines

       Executive Stock Ownership Guidelines have been established by the Committee to encourage officers to obtain and hold Company stock to align their interests with those of the Company’s stockholders, as well as to demonstrate their long-term commitment to the future growth of the Company. The guidelines provide that within a five-year time frame, all officers are expected to own, at a minimum, depending on job band, shares with a market value of one to five times their base salary.

Limitations on the Deductibility of Executive Compensation

       Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company’s compensation payments to the Chief Executive Officer and its four most highly compensated other executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Internal Revenue Code is excluded for purposes of this limitation. The 2004 awards made to the Chief Executive Officer and the other executive officers pursuant to the ICP, as well as the awards made pursuant to the Stock Plan were subject to, and made in accordance with, the Committee’s pre-established performance goals. The Committee has determined to ensure, to the maximum extent practicable, the deductibility of all performance-based compensation payments made to the Company’s executive officers.

February 16, 2005	Compensation Committee
Peter J. Neff, Chairman
John D. Barr
John P. Clancey
Elaine J. Eisenman

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

FOR THE YEAR ENDED DECEMBER 31, 2004

Among UST Inc., S&P Tobacco Index and S&P 500 Index

	1999	2000	2001	2002	2003	2004

UST Inc.	$100.00	$121.59	$160.78	$162.41	$184.03	$261.65

S&P Tobacco	100.00	194.73	214.46	199.88	282.38	338.37

S&P 500	100.00	90.89	80.09	62.39	80.29	86.09

*	Assumes $100 invested on 12/31/99 and held through 12/31/04. Total return assumes reinvestment of dividends.

COMPENSATION OF EXECUTIVE OFFICERS

         The tables and descriptive information which follow are intended to comply with the SEC regulations for executive compensation requirements applicable to, among other reports and filings, annual proxy statements. This information is being furnished with respect to the Company’s Chief Executive Officer (“CEO”) and its four other most highly compensated executive officers as of December 31, 2004 (collectively, the “Named Executive Officers”).

TABLE II

Summary Compensation Table

		Annual			Long Term
		Compensation			Compensation

					Awards

					Securities
Name and				Restricted	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Stock($)(1)	Options(#)	Compensation($)(2)

Vincent A. Gierer, Jr.	2004	1,048,269	2,407,500	2,017,519	66,700	12,300
Chairman of the Board, Chief	2003	900,000	1,439,000	442,225	66,700	12,000
Executive Officer and President	2002	900,000	850,000	—	78,500	12,000

Robert T. D’Alessandro	2004	425,000	1,064,395	415,009	40,800	12,300
Senior Vice President and	2003	425,000	582,000	186,200	27,800	12,000
Chief Financial Officer	2002	424,519	540,000	—	33,000	12,000

Richard A. Kohlberger	2004	403,962	959,928	225,995	22,200	12,300
Senior Vice President, General	2003	315,000	500,000	146,300	22,200	12,000
Counsel and Secretary	2002	315,000	350,000	—	27,000	12,000

Theodor P. Baseler	2004	399,539	688,050	168,469	16,700	12,300
President — International Wine &	2003	360,000	250,000	109,725	16,700	12,000
Spirits Ltd.	2002	360,000	350,000	—	10,000	12,000

Murray S. Kessler	2004	559,308	1,625,346	2,470,587	57,700	12,300
President — U.S. Smokeless	2003	500,000	942,000	259,350	38,900	12,000
Tobacco Company	2002	500,000	834,000	—	55,000	12,000

(1)	The number of restricted shares held by Messrs. Gierer, D’Alessandro, Kohlberger, Baseler and Kessler were 62,400, 15,700, 9,900, 7,400 and 72,100, respectively at December 31, 2004. The value set forth in the table above is based on the fair market value of the Company’s Common Stock on the respective award’s grant date. The value of the total restricted shares held by each executive officer at December 31, 2004 was $3,002,064, $755,327, $476,289, $356,014 and $3,468,731 for Messrs. Gierer, D’Alessandro, Kohlberger, Baseler and Kessler, respectively. All of the above restricted shares have dividend rights. Restricted shares awarded to Mr. Kessler on July 28, 2004 of 50,000 shares, with an amendment to the award’s terms dated September 13, 2004, represent the maximum number of shares that may be paid out with cliff vesting on July 28, 2009, if Mr. Kessler remains employed with the Company on such date, based on the Company’s achievement in any three of the five calendar years ended December 31, 2008 of earnings per share (from operations) and dividend payout ratio goals. Restricted shares awarded on October 27, 2004 of 49,100, 10,100, 5,500, 4,100 and 14,300, respectively, to Messrs. Gierer, D’Alessandro, Kohlberger, Baseler and Kessler are subject to the following vesting requirements. Each Named Executive Officer’s share amount, as noted for this award, represents the target number of shares that may be paid out, with cliff vesting on October 27, 2007 if each officer respectively remains employed with the Company on such date, based on the attainment of pre-established earnings per share targets for each of the fiscal years 2005 and 2006. Each of the Named Executive Officers may earn all, none or a portion of the number of shares subject to the award on October 27, 2007 (the third anniversary of the date of grant), depending upon the actual performance of the Company in each of the fiscal years 2005 and 2006. In addition, under the terms of the award, each of the above Named Executive Officers may be awarded a maximum number of shares equal to 120 percent of the target award based on the achievement of at least 115 percent of target earnings per share in each of the two fiscal years 2005 and 2006. Conversely, under this award, if actual performance in each year is less than 80 percent of targeted earnings per share, no shares will be paid out in respect of the portion of the award attributable to that year and no value will be realized.

(2)	Amounts represent Company matching contributions to the Employees’ Savings Plan.

      The Company provides each of the named executive officers with certain personal benefits. The aggregate value of these personal benefits for each of the Named Executive Officers did not exceed $50,000 in 2004, 2003 or 2002.

TABLE III

       All options to purchase Common Stock of the Company granted to the Named Executive Officers for 2004 in the table below have been granted under the Company’s Amended and Restated Stock Incentive Plan.

Option Grants in Last Fiscal Year

					Grant Date
	Individual Grants				Value

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	$/Share	Date	Value($)(2)

Vincent A. Gierer, Jr.	66,700	7.7	39.31	09/09/14	183,425

Robert T. D’Alessandro	40,800	4.7	39.31	09/09/14	112,200

Richard A. Kohlberger	22,200	2.6	39.31	09/09/14	61,050

Theodor P. Baseler	16,700	1.9	39.31	09/09/14	45,925

Murray S. Kessler	57,700	6.6	39.31	09/09/14	158,675

(1)	Options granted in 2004 expire in ten years and generally become exercisable ratably over a three year period following the date of grant, subject to acceleration of exercisability upon a change in control of the Company. All options are granted at fair market value.

(2)	Amounts based on the modified Black-Scholes option pricing model, using the following material assumptions: exercise price equal to the fair market value of the underlying stock on the date of grant, interest rate representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the expected life of the option, volatility calculated using weekly stock prices for a one year period prior to grant date, estimated period in which option will be exercised of 7.5 years and expected dividend yield of 5.0%. There is no assurance the value realized by an optionee will be at or near the value estimated by the modified Black-Scholes option pricing model. Should the stock price not rise over the option price, optionees will realize no gain.

      The following table contains information about the options to purchase Common Stock that were exercised in 2004 by the Named Executive Officers and the aggregate value of these officers’ unexercised options at the end of 2004.

TABLE IV

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Vincent A. Gierer, Jr.	52,000	442,650	779,800	150,500	13,805,968	1,530,011

Robert T. D’Alessandro	48,000	708,005	266,600	76,000	4,514,435	754,458

Richard A. Kohlberger	10,000	80,175	145,300	50,600	2,313,550	512,800

Theodor P. Baseler	29,800	500,236	118,000	32,900	1,923,530	349,242

Murray S. Kessler	-0-	-0-	110,300	111,300	1,494,852	1,092,012

TABLE V

Pension Table

	Years of Service

Remuneration	5	10	15	20	25	30	35

$ 200,000	$20,662	$41,324	$61,986	$82,648	$103,310	$123,972	$144,634

300,000	$31,662	$63,324	$94,986	$126,648	$158,310	$189,972	$221,634

400,000	$42,662	$85,324	$127,986	$170,648	$213,310	$255,972	$298,634

500,000	$53,662	$107,324	$160,986	$214,648	$268,310	$321,972	$375,634

600,000	$64,662	$129,324	$193,986	$258,648	$323,310	$387,972	$452,634

700,000	$75,662	$151,324	$226,986	$302,648	$378,310	$453,972	$529,634

800,000	$86,662	$173,324	$259,986	$346,648	$433,310	$519,972	$606,634

900,000	$97,662	$195,324	$292,986	$390,648	$488,310	$585,972	$683,634

1,000,000	$108,662	$217,324	$325,986	$434,648	$543,310	$651,972	$760,634

1,100,000	$119,662	$239,324	$358,986	$478,648	$598,310	$717,972	$837,634

1,200,000	$130,662	$261,324	$391,986	$522,648	$653,310	$783,972	$914,634

1,300,000	$141,662	$283,324	$424,986	$566,648	$708,310	$849,972	$991,634

1,400,000	$152,662	$305,324	$457,986	$610,648	$763,310	$915,972	$1,068,634

1,500,000	$163,662	$327,324	$490,986	$654,648	$818,310	$981,972	$1,145,634

      The above Pension Table sets forth information for determining the estimated annual retirement benefits payable as a life annuity to the Named Executive Officers under the Company’s defined benefit plans pursuant to which benefits are determined by final compensation and years of service (the “Retirement Plans”). Compensation for purposes of the Retirement Plans means the highest three-year average compensation (salary and 25% of bonus actually paid in the applicable year) in the ten-year period immediately preceding retirement. Table II above (the Summary Compensation Table) shows salary paid in 2002-2004 and bonus for the 2002-2004 years actually paid in 2003-2005. For 2004, the three-year average compensation covered by the Retirement Plans for each of the Named Executive Officers was as follows: Mr. Gierer, $1,353,333; Mr. D’Alessandro, $590,833; Mr. Kohlberger, $472,417; Mr. Baseler, $459,583 and Mr. Kessler, $773,417. As of December 31, 2004, the credited years of service under the Retirement Plans were approximately as follows: Mr. Gierer, 27 years; Mr. D’Alessandro, 24 years; Mr. Kohlberger, 26 years; Mr. Baseler, 20 years; and Mr. Kessler, 5 years. Pension Table calculations assume retirement on December 31, 2004 and take into account offsets for social security benefits.

      The Named Executive Officers also participate in a supplemental retirement plan (the “Supplemental Plan”). The formula by which benefits are determined under the Supplemental Plan is as follows: the greater of 105% of the accrued benefit under the Retirement Plans or 45% of the executive’s highest compensation (salary plus 25% of bonus) paid during any of the three consecutive twelve-month periods within the 36 months immediately preceding retirement (for retirement at age 55), increasing in constant whole-percentage increments to the greater of 110% of such accrued benefit or 50% of such compensation (for retirement at age 60 or thereafter), less amounts payable under the Retirement Plans. The estimated annual benefits payable as a single life annuity at normal retirement age (assuming compensation and service as of December 31, 2004) under the Supplemental Plan for each of the Named Executive Officers (after taking into account reductions for benefits under the Retirement Plans) are approximately as follows: Mr. Gierer, $79,678; Mr. D’Alessandro, $30,515; Mr. Kohlberger, $26,338; Mr. Baseler, $89,050; and Mr. Kessler, $324,428.

Employment Contracts and Termination of Employment and Change in Control Arrangements

       The Company is party to employment agreements with Messrs. Gierer (with an initial term of 4 years) and Kessler (with a term of 4 years). The stated initial term of the agreement with Mr. Gierer is generally automatically extended, subject to expiration at age 65. Each of the employment agreements provide that such officers will be entitled to certain severance benefits if the Company terminates their employment for any reason other than death, disability or “cause” (as defined in the agreements) or if the officer terminates his employment for “good reason,” including termination following a “change in control of the Company” (as such terms are defined in the agreements). The severance benefits that would be payable to Mr. Gierer consist principally of the continuation over the remaining term of his employment agreement or, if greater, three years of (1) an annual amount equal to the sum of his base salary and the highest ICP payable to Mr. Gierer with respect to any of the preceding three years and (2) participation in the employee benefit plans in which Mr. Gierer participated immediately prior to his termination (or substantially similar benefits if such continued participation is not permitted under the terms of the applicable plans). In the event of a termination based on a change in control, the ICP amount taken into account for purposes of Mr. Gierer’s severance calculation would be limited to an amount equal to 75% of base salary, the multiple would in all cases be three and the benefits would be paid in a lump sum. The employment agreement with Mr. Kessler supersedes a previous agreement dated January 3, 2000. There were no early termination penalties incurred by the Company in connection with the termination of the previous agreement. The severance benefits that would be payable to Mr. Kessler consist principally of payments equal to the sum of his base salary and the highest ICP payment in any of the two calendar years prior to his termination of employment, multiplied by two, to be paid in installments over a two-year period and the continuation of health and welfare benefits during such two-year period. In the event of a termination of employment based on a change in control, such severance payments would be made in a lump sum and would be equal to three times the sum of his base salary and the highest ICP payment in any of the three calendar years prior to his termination of employment (limited to an amount equal to 75% of base salary). In addition, in the event of a change in control, the Company would maintain certain employee benefit plans in effect for each officer’s continued benefit or provide substantially equivalent benefits for three years following the termination of the officers’ employment under circumstances entitling the officer to severance under the agreements. In the event that any payments made to Mr. Gierer or Mr. Kessler in connection with a change in control are subject to the excise tax on the executive imposed under Section 4999 of the Internal Revenue Code, the Company would make an additional payment (a “restoration payment”) as necessary to restore the officer to the same after-tax position he would have had if such excise tax had not been imposed, except that, in the case of Mr. Kessler, if a reduction in payments of 10% or less would cause no excise tax to be payable, then Mr. Kessler’s aggregate payments will be reduced to the extent necessary to avoid the imposition of the excise tax.

      The employment agreement for Mr. Gierer provides that he shall resign as a member of the Board of Directors upon termination of employment for any reason. Messrs. Gierer and Kessler have agreed not to engage in “competitive activity” (as defined in the agreements) during the period in which they are entitled to receive severance under the agreements; provided, however, that these non-compete provisions will not apply following a change in control of the Company. Based upon current salary levels, the approximate lump-sum value of the severance payments, exclusive of the effect of state and local taxes, that would have been payable to the aforementioned executive officers if their employment had terminated on December 31, 2004 following a change in control of the Company would be as follows: Mr. Gierer, $5.5 million and Mr. Kessler, $2.9 million. The foregoing severance amounts do not include an estimate of the restoration payments that could be payable to Messrs. Gierer and Kessler in such an event.

      The Company is also party to an employment agreement with Mr. Kohlberger which sets forth the terms and conditions of his employment and termination of employment with the Company. The initial three-year term of the agreement is automatically extended each year, subject to expiration at age 65. The employment agreement provides that Mr. Kohlberger will be entitled to certain severance benefits if: (1) he is dissatisfied at any time with his reporting relationship or duties or the Company breaches the employment agreement and the Company has failed to cure the situation after 15 days from proper notice from Mr. Kohlberger, (2) his employment is terminated by Mutual Consent (as defined in the employment agreement), or (3) his employment is terminated other than for Cause or Disability (each as defined in the employment agreement). The severance benefits that would be payable to Mr. Kohlberger consist principally of the continuation, over a period of three years from the date of his termination of employment, of his salary, the highest ICP amount payable to him and certain welfare benefits (including all life, health, medical and survivor income plans). The employment agreement provides for the reduction of welfare benefits to the extent that comparable benefits are provided to Mr. Kohlberger by a new employer. In addition, the Company is required to pay up to $100,000 in legal fees relating to a termination of Mr. Kohlberger’s employment other than for Cause, Disability or by Mutual Consent. Pursuant to the employment agreement, Mr. Kohlberger has agreed not to engage in Competitive Activity (as defined in the employment agreement) during any period for which he is entitled to severance payments or welfare benefit continuation.

      In addition, the Company is party to severance agreements with Messrs. D’Alessandro, Kohlberger and Baseler which set forth the benefits to be paid upon certain terminations of employment following a change in control of the Company. Each of the agreements has a three-year term that is generally automatically extended and, in any event, expires no earlier than two years following a change in control. Each agreement provides that the officer will be entitled to the severance benefits described below if the Company terminates his employment within the two-year period following a change in control for any reason other than death, “disability” or “cause” or if the officer terminates his employment for “good reason” (as such terms are defined in the agreement). The benefits consist of a lump-sum severance payment equal to three times the sum of the officer’s base salary and the highest ICP payment made to the officer in any of the preceding three years, provided that such ICP amount is capped at 75% of base salary for this purpose. Based upon current salary levels, the approximate before-tax lump-sum value of the severance payments, exclusive of any reductions attributable to any change in control benefits payable under any of the Company’s other employee benefit plans or arrangements, that would have been payable to the aforementioned executive officers if their employment had terminated on December 31, 2004 following a change in control would be as follows: Mr. D’Alessandro, $2.2 million; Mr. Kohlberger, $2.1 million; and Mr. Baseler, $2.1 million. The Company would also maintain specified welfare benefit plans in effect for the officer’s continued benefit or provide substantially equivalent benefits for three years.

Indebtedness of Management

       Since January 1, 2004, none of the Company’s directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has been indebted to the Company in an aggregate amount in excess of $60,000 except as noted below in Table VI, which represents unpaid balances on loans made pursuant to stock option exercises under the terms of the UST Inc. 1992 Stock Option Plan, as previously approved by stockholders and which has expired with respect to the grant of options. Unpaid balances on such loans are secured by the pledging of the shares with the Company and by the optionee’s personal installment promissory note bearing interest at the applicable federal rate in effect under the Internal Revenue Code (the “Code”) on the date the loan is made. No new loans have been made to the Company’s directors or executive officers on or after July 30, 2002 nor have the loans existing on or prior to July 30, 2002 been modified or renewed.

TABLE VI

	Largest Aggregate	Indebtedness as of
	Indebtedness during 2004(1)	February 14, 2005(1)

Vincent A. Gierer, Jr.	$2,789,549	$-0-
Chairman of the Board, Chief
Executive Officer and President

Richard H. Verheij(2)	293,112	-0-
Former Executive Vice President
and General Counsel

Robert T. D’Alessandro	625,972	540,632
Senior Vice President and Chief
Financial Officer

Richard A. Kohlberger	288,749	237,356
Senior Vice President, General
Counsel and Secretary

Theodor P. Baseler	155,922	123,211
President — International Wine &
Spirits Ltd.

Murray S. Kessler	190,898	162,617
President — U.S. Smokeless
Tobacco Company

(1)	Interest rates on loans range from approximately 4% to approximately 6%.

(2)	Mr. Verheij left the Company effective as of January 10, 2005.

Proposal No. 2

         A Proposal to Consider and Approve the UST Inc. 2005 Long-Term Incentive Plan.

      The Board of Directors believes that providing long-term incentive compensation based upon the value of Company Common Stock is in the best interests of the Company and its stockholders. Accordingly, from time to time, the Board has recommended, and the Company’s stockholders have approved, successive plans that have provided for the grant of stock options, stock appreciation rights (“SARs”), restricted stock and other equity-based awards to employees of the Company and its subsidiaries. The current plan that has been approved by the Company’s stockholders is the UST Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan, as previously approved, provides for a maximum of 6 million shares available for the grant of equity-based awards thereunder. The Board continues to believe that stock options and other equity based awards have been, and will continue to be, a very important factor in attracting and retaining talented employees consistent with industry practices. The Board also believes that the equity compensation plan maintained by the Company should provide awards, the value or vesting of which are based on the financial performance of the Company. For these reasons, the Board has adopted the UST Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”) on February 17, 2005, subject to the approval of the Company’s stockholders.

      By adoption of the 2005 Plan, which provides for equity based awards for employees, consultants and non-employee directors of the Company, the Board believes that it will maintain the flexibility to adapt the compensation of key individuals to changes in law, accounting principles and corporate objectives affecting such compensation. The Company also maintains the Nonemployee Directors’ Stock Option Plan and the Nonemployee Directors’ Restricted Stock Award Plan. The 2005 Plan, if approved by the Company’s stockholders, will replace the Stock Incentive Plan and the Nonemployee Directors’ Stock Option and Restricted Stock Award Plans (together with the Stock Incentive Plan, the “prior plans”) and, following the effectiveness of the 2005 Plan, no further awards will be made under the prior plans.

      The 2005 Plan is also intended to enable compensation awarded to the executives named in the Summary Compensation Table to qualify for the performance based exception from the deductibility limitation of Section 162(m) of the Internal Revenue Code. The 2005 Plan, as required by Section 162(m), sets the following maximums on the number of shares of Common Stock subject to awards that any individual participant can receive in any year under the Plan: 250,000 shares subject to stock options or SARs (500,000 shares for new hires), and 100,000 shares of Common Stock subject to awards under the 2005 Plan other than stock options and SARs (200,000 shares for new hires). Accordingly, if the 2005 Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, certain compensation paid to executive officers pursuant to the Plan will not be subject to the deduction limit of Section 162(m).

      A copy of the 2005 Plan as proposed for approval is attached to this proxy statement as Appendix A. The following summary of the principal features of the 2005 Plan is qualified in its entirety by reference to Appendix A to this proxy statement.

Principal Features of the 2005 Long-Term Incentive Plan

       The name of the Plan is the “UST Inc. 2005 Long-Term Incentive Plan.” The term of the 2005 Plan is ten years from May 3, 2005. No Awards may be granted under the 2005 Plan after May 2, 2015, but grants made before that date may generally continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the 2005 Plan.

      The 2005 Plan is administered by the Compensation Committee (the “Committee”). The Committee consists of at least two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m). Subject to conditions determined by the Committee, the Committee will have the authority to delegate its responsibilities under the Plan to one or more persons, but no delegate will have the authority to make or approve Awards to executive officers.

      There are generally five types of awards that may be granted under the 2005 Plan: stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and nonqualified stock options which are options that do not qualify as ISOs), SARs, restricted stock awards, restricted stock units, and performance awards. In addition, the Committee in its discretion may make other awards valued by reference to, or otherwise based on, the market price of Common Stock. These types of awards (collectively, “Awards”) are described in more detail below under the caption “Awards Under the 2005 Long-Term Incentive Plan.”

      Shares of Stock Authorized Under the 2005 Plan; Share Limits. The total number of shares of Common Stock of the Company authorized for issuance under the 2005 Plan is 10,000,000 shares, plus the number of shares of Common Stock underlying awards under the prior plans that are forfeited, cancelled or remain otherwise unissued upon the expiration, lapse or termination of an award. Of this total, no more than 3,000,000 shares of Common Stock will be authorized for issuance under the 2005 Plan in respect of restricted stock awards, restricted stock units, performance awards or other stock-based awards (other than options and SARs) over the term of the 2005 Plan.

      The number of shares of Common Stock available for grant under the 2005 Plan will be reduced in connection with the grant of an Award by the number of shares subject to the Award, except that Awards that are denominated and/or settled in dollars will not be counted and, with respect to any SAR that is settled in Common Stock, the number of shares of Common Stock available for issuance under the 2005 Plan will only be reduced by the number of such shares issued in such settlement. Shares subject to an Award that are forfeited, or remain otherwise unissued upon the expiration, lapse or termination of an Award will again be available for issuance under the 2005 Plan.

      The total number of shares of Common Stock subject to options or SARs awarded to any individual participant shall not exceed 250,000 shares in any tax year of the Company (or 500,000 shares in the case of a new hire). In addition, for each tax year of the Company, the maximum number of shares of Common Stock that may be subject to Awards other than options and SARs granted to any individual participant is 100,000 (200,000 in the case of a new hire). The maximum number of shares subject to an Award that may be granted to an eligible participant for a performance period that is greater than one year may not exceed the maximums described above, multiplied by the number of years in such performance period. In the case of performance awards or other stock-based awards denominated in dollars, the maximum amount that may be earned by a participant in each tax year of the Company during the performance period is $3,000,000.

      The number of shares that may be issued under the 2005 Plan, the number of shares subject to and the exercise price of outstanding Awards under the 2005 Plan, the share limits discussed herein, as well as the number and kind of securities or other property (including cash) issuable with respect to outstanding Awards, shall be equitably adjusted in the event of capital adjustments described in the 2005 Plan, such as a stock split, stock dividend, share exchange, recapitalization or similar event.

      Eligibility for Participation. All employees of the Company and its subsidiaries, including executive officers who are determined by the Committee to be making a contribution to the success of the Company, and consultants and advisors are eligible to receive grants of stock options and other Awards under the 2005 Plan. Nonemployee directors of the Company are also eligible to receive Awards under the 2005 Plan. The number of eligible participants under the 2005 Plan and the number of Awards of Common Stock they may each be granted are not presently determinable. However, approximately 1,865 employees held stock options and restricted stock units granted under the stock incentive plan as of December 31, 2004 and each of the 7 nonemployee directors of the Company held stock options or shares of restricted Common Stock awarded under the prior plans in 2004. The value of stock option and restricted stock awards granted in 2004 to the Named Executive Officers is set forth under Table III bearing the caption “Option Grants in Last Fiscal Year” and under Table II bearing the caption “Summary Compensation Table.”

      The 2005 Plan may be amended or terminated by action of the Board, except that, where required by applicable law or regulation, an amendment will not become effective unless approved by the Company’s stockholders.

Awards Under the 2005 Long-Term Incentive Plan

       Stock Options. The Committee may grant incentive stock options (“ISOs”) (as provided under §422 of the Code) and/or options that do not qualify as ISOs (nonstatutory options) to purchase the Common Stock. The exercise price of incentive and nonstatutory stock options may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant. ISO’s are subject to restrictions under the Code, including a requirement that prohibits options for more than $100,000 worth of Common Stock from becoming exercisable for the first time during any calendar year. The Committee may not reprice, or cancel and regrant, an outstanding stock option or SAR at a lower exercise price.

      The terms and conditions of options granted will be in the discretion of the Committee. Generally, unless otherwise determined by the Committee, options must be held for one year after the date of grant before they can be exercised under the Plan. In general, so long as the optionee remains an employee of the Company, the options may be exercised for a period that ends ten years after the date of grant. In the event of a change of control of the Company (as defined in the Plan), all outstanding unexercised options, whether or not then exercisable, will become fully exercisable.

      The purchase price for all options must be paid in full upon exercise pursuant to the payment methods specified by the Committee. The optionee is responsible for payment of all taxes that the Company may be obligated to withhold with respect to the Common Stock issuable upon exercise.

      Unless otherwise determined by the Committee, if an optionee’s employment is terminated for any reason other than death, disability, or retirement, unvested options will be forfeited and the forfeited shares will be available for other grants. In general, an optionee’s outstanding exercisable options will be forfeited, unless said options are exercised within 90 days following such termination.

      Stock Appreciation Rights. SARs may be granted either apart from, or in conjunction with, stock options. SARs have not been granted to date under the prior plans, but if they were granted, they would be assigned an exercise price per share of at least 100% of the market value of the underlying Common Stock on the date of grant. Upon the exercise of an SAR granted in conjunction with an option, the holder will be required to surrender the related option and will be entitled to receive such number of shares of Common Stock as is equal in aggregate fair market value on the date of exercise to the spread between the fair market value of the share as to which the SAR was exercised and the exercise price of the option that was surrendered. Upon the exercise of an SAR granted apart from an option, the holder will be entitled to receive such number of shares of Common Stock as is equal in aggregate fair market value on the date of exercise to the spread between the fair market value of a share of Common Stock and the SAR exercise price. SARs that may be settled in cash will only be exercisable on a fixed date established at the time of grant, as required by Section 409A of the Code. Generally, SARs are subject to the same exercise periods, limitations, and treatment upon death, disability or retirement or other termination of employment as are stock options, as described above.

      Restricted Stock. The Committee may make awards of restricted stock (’Restricted Stock Awards”) under the 2005 Plan. A Restricted Stock Award is an award of Common Stock subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter. Each grant of Restricted Stock will be evidenced by a grant agreement (or certificate) between the participant and the Company setting forth the terms of the grant. The Committee may impose such terms on the grant, consistent with the Plan, as it determines are appropriate or desirable. Each Restricted Stock Award shall be subject to any restrictions determined by the Committee relating to either or both of (1) the attainment of performance goals by the employee and/or the Company and (2) the continued employment of the employee with the Company or a subsidiary.

      Restricted Stock Units. The Plan provides for the grant of restricted stock units (“Restricted Stock Units”), in the discretion of the Committee, which represent the right to receive shares of Common Stock (or its dollar equivalent) in the future contingent upon the satisfaction of conditions established by the Committee. These conditions may, but are not required to, consist of one or more of the Performance Goals discussed below. Unless otherwise determined by the Committee, holders of Restricted Stock Units will receive “dividend equivalents” equivalent in value to the dividends paid on the number of shares of Common Stock equal to the number of Restricted Stock Units held over the vesting period.

      Performance Awards. The Plan provides for the grant of performance awards (“Performance Awards”) in the discretion of the Committee, which represent the right to receive shares of Common Stock or its dollar equivalent contingent upon the achievement of performance or other business criteria established by the Committee. The Committee may provide that the payment of an Award (or the vesting thereof) will be contingent on the attainment of performance goals which are based on one or more of the following pre-established business criteria: (1) net earnings; (2) earnings per share; (3) dividend ratio; (4) net sales growth;

(5) net income (before taxes); (6) net operating profit; (7) return measures (including, but not limited to return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow and free cash flow); (9) earnings before or after taxes, interest, depreciation and/or amortization; (10) productivity ratios; (11) share price (including, but not limited to, growth measures and total shareholder return); (12) expense targets; (13) operating efficiency; (14) customer satisfaction; (15) working capital targets; (16) any combination of or a specified increase in any of the foregoing; (17) the achievement of certain target levels of discovery and/or development of products; (18) the formation of joint ventures or the completion of other corporate transactions (individually or collectively, the “Performance Goals”).

      Performance Goals will be determined in accordance with generally accepted accounting principles in the United States and are subject to certification by the Committee. The Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

      Other Stock-Based Awards. The Committee may also grant such other stock-based awards (“Other Stock-Based Awards”) under the Plan as it deems consistent with the purposes of the 2005 Plan. Such Awards will have a value based upon the market price of the Common Stock.

      Awards to Nonemployee Directors. Nonemployee directors may receive any type of Award available under the 2005 Plan, other than ISOs, in the discretion of the Committee and the Board. Other Stock-Based Awards may be granted to nonemployee directors in the form of unrestricted shares of Common Stock.

      Forfeiture Provisions. If the employment of a participant in the Plan is terminated for “cause” (as defined in the 2005 Plan), or if the Company discovers the evidence of cause within three years after termination of the participant’s employment with the Company, all Awards held by the participant will be forfeited, whether or not then vested or then subject to restrictions. In addition, if a participant engages in conduct constituting cause during his employment or breaches his obligations to the Company relating to trade secrets and confidential information within three years after the termination of his employment with the Company, the participant is required to return to the Company all profits made by the participant with respect to Awards received or stock options exercised during the 180 days prior to the termination of his or her employment.

      Effect of a Change in Control. In the event of a change in control of the Company (as defined in the 2005 Plan), each outstanding Award that is then subject to time-based vesting or payment conditions, or restrictions that lapse based on continued employment for a specified period, will become fully vested or become payable in full. Unless otherwise provided by the Committee in a grant agreement, each outstanding Performance Award or other Award that vests based on the achievement of Performance Goals will become payable as if the target level of performance had been achieved at the end of the applicable performance period.

Federal Income Tax Consequences

       The following summary constitutes a brief overview of the principal federal income tax consequences relating to Awards that may be granted under the 2005 Plan based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

      Nonstatutory Stock Options. In the case of a nonstatutory stock option granted at fair market value, an optionee generally will not be taxed upon the grant of the option. Rather, at the time of exercise of such nonstatutory stock option (and in the case of an untimely exercise of an ISO), the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the purchase price. The Company will generally be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary income.

      Incentive Stock Options. In the case of an ISO, an optionee will generally be in receipt of taxable income upon the disposition of the shares acquired upon exercise of the ISO, rather than upon the grant of the ISO or upon its timely exercise. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to nonstatutory stock options. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the option price will generally be an item of tax preference for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

      SARs. Generally, a grant of SARs at fair market value which is settled in Common Stock or cash has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares received is generally taxable to the grantee as ordinary income, and the Company generally will be entitled to a corresponding deduction.

      Restricted Stock. Generally, the grant of a Restricted Stock Award has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income in an amount equal to the fair market value of such shares. A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

      Restricted Stock Units. In general, no taxable income is realized by a participant in the Plan upon the grant of Restricted Stock Units. Such participant generally would include in ordinary income the fair market value of the award of Common Stock at the time shares of Common Stock are delivered to the participant. The Company generally will be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

      Performance Awards. In general, no taxable income is realized by a participant in the Plan upon the grant of a Performance Award. Such grantee generally would include in ordinary income any cash, and the fair market value of any shares of Common Stock, paid to him pursuant to such Award at the time of payment. The Company generally will be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

      Payroll Taxes. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding by the Company.

Benefits Under the 2005 Long-Term Incentive Plan

       Because participation in the 2005 Plan and the amount and terms of Awards under the Plan are at the discretion of the Committee (subject to the terms of the Plan), and because Performance Goals may vary from Award to Award and from grantee to grantee, benefits under the 2005 Plan are not presently determinable. Compensation paid and other benefits granted to Named Executive Officers for 2004 are set forth in Table II (the Summary Compensation Table). If the 2005 Plan as proposed had been in effect in 2004, the persons and groups shown in the following table would have received the number of stock options, restricted shares of Common Stock and restricted stock units shown below, which are the same number of stock options, restricted shares of Common Stock and restricted stock units as were actually granted in 2004 to the persons shown under the prior plans. No other stock-based awards would have been granted in 2004 had the Plan been in effect in that year.

		Number of
	Number	Restricted
	of	Shares or Units of
Name	Options	Common Stock

Vincent A. Gierer, Jr.	66,700	49,100

Robert T. D’Alessandro	40,800	10,100

Richard A. Kohlberger	22,200	5,500

Theodore P. Baseler	16,700	4,100

Murray S. Kessler	57,700	64,300

Current Executive Officers as a Group (5 Persons)	204,100	133,100

All Employees in 2004 (Excluding Current Executive Officers)	607,000	155,380

Nonemployee Directors as a Group (7 persons)	8,995	7,880

Equity Compensation Plan Information

       The following table summarizes the equity compensation plans under which securities may be issued as of December 31, 2004. The securities which may be issued consist solely of Common Stock.

Number of
Securities
Remaining
Available for
	Number of	Weighted	Future Issuance
	Securities to	Average	Under Equity
	be Issued	Exercise	Compensation
	Upon Exercise	Price of	Plans
	of Outstanding	Outstanding	(Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
	Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,464,200 (1)	$31.94	3,444,800 (2)

Equity compensation plans not approved by security holders(3)	—	—	164,690 (4)

Total	9,464,200	$31.94	3,609,490

(1)	Consists of 2,131,400 shares issuable upon exercise of outstanding options, 241,200 shares issuable upon conversion of outstanding restricted stock and 102,700 shares issuable upon conversion of outstanding restricted stock units under the UST Inc. Amended and Restated Stock Incentive Plan (formerly named the UST Inc. 2001 Stock Option Plan). Also included in the total is 6,862,900 shares issuable upon exercise of outstanding options under the 1992 Stock Option Plan, and 126,000 shares issuable upon exercise of outstanding options under the Nonemployee Directors’ Stock Option Plan. All of the above noted plans have been approved by the Company’s stockholders.

(2)	Consists of 3,435,800 shares available for future issuance under the UST Inc. Amended and Restated Stock Incentive Plan (formerly named the UST Inc. 2001 Stock Option Plan) and 9,000 shares available for future issuance under the Nonemployee Directors’ Stock Option Plan.

(3)	Includes the Nonemployee Directors’ Restricted Stock Award Plan.

(4)	Amount represents shares remaining for future issuance pursuant to the Nonemployee Directors’ Restricted Stock Award Plan, which was effective January 1, 1999 and not required, at that time, to be approved by stockholders. Pursuant to this plan, nonemployee directors of the Company are awarded 40 shares of Restricted Stock for attendance at each Board committee meeting and 50 shares of Restricted Stock for attendance at each meeting of the Board of Directors. Shares vest on the third anniversary date of grant or, if earlier, upon the director’s retirement from service as defined in the plan. A total of 200,000 shares of Common Stock are authorized for issuance in accordance with the terms of this plan. Pursuant to Item 601 of Regulation S-K, a copy of the UST Inc. Nonemployee Directors’ Restricted Stock Award Plan has been filed with the Securities and Exchange Commission and is incorporated herein by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

      The following resolution will be offered at the meeting:

“RESOLVED, that the UST Inc. 2005 Long-Term Incentive Plan, as approved by the Board of Directors on February 17, 2005, subject to stockholder approval, be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company.”

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (Proposal No. 2). Your appointed proxies will vote your shares FOR Proposal No. 2, unless you instruct otherwise in the proxy form.

      The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

      Rules issued by the New York Stock Exchange (“NYSE”) prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans, unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. The National Association of Securities Dealers (“NASD”) member brokers are also prohibited from voting on such proposals without specific instructions from beneficial owners. Accordingly, if your shares are held through a broker or other nominee who is an NYSE or NASD member organization and you do not instruct them on how to vote on Proposal No. 2, they will not have the authority to vote your shares.

Proposal No. 3

         A Proposal to Ratify and Approve the Selection of Independent Auditors of the Accounts of the Company and its Consolidated Subsidiaries for the Year 2005.

      The Audit Committee has selected the firm of Ernst & Young LLP (“Ernst & Young”), Certified Public Accountants, as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2005. Ernst & Young has been serving the Company and its subsidiaries in this capacity for many years. The Audit Committee’s selection was made in accordance with its charter.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

      Ratification of the selection of the Company’s independent auditors is not required by any statute or regulation to which the Company is subject or by the Company’s By-Laws. If the stockholders do not ratify the selection of Ernst & Young, the appointment of the independent auditors may be reconsidered by the Audit Committee.

      The following resolution will be offered at the meeting:

“RESOLVED, that the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2005 be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company.”

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (Proposal No. 3). Your appointed proxies will vote your shares FOR Proposal No. 3, unless you instruct otherwise in the proxy form.

      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

STOCKHOLDER PROPOSAL

         The following Proposal No. 4, which is printed verbatim, has been submitted by stockholders. The name, address and shareholdings of the proponents will be furnished upon oral or written request to the Secretary of the Company. For the reasons set forth following the proposal, the Board recommends a vote AGAINST Proposal No. 4.

Proposal No. 4

“Review of the Way We Promote Our Tobacco Products on the Internet

       Whereas: Our Company is using Internet sites to market our various brands identified with our Copenhagen smokeless tobacco. This site contains music, graphic visuals, instructions on gambling, an annual poker championship and other features which the proponents of this resolution believe have great appeal to children and can entice youth to use our smokeless tobacco products.

      Anyone visiting this site will find there is no way of checking whether youth are accessing the site or not since they can easily use the name and age of their parents.

      The United States Department of Justice has determined that advertising on media regulated by the Federal Communication Commission, including the Internet, violates the federal Cigarette Labeling Act. Our Company is prohibited by a similar Federal law (PL 99252) which disallows advertising on media regulated by the FCC. We believe it is important for the Company to act on this interpretation by the Department of Justice before it enforces it.

      Because of the way it has advertised on the Internet, Reynolds American has been sued by individuals and state attorneys general. It has agreed to pay millions of dollars to the States to settle the attorneys general suit.

      Continued violation of federal law vis-á-vis the way we advertise on the Internet could be used in courts of law to show that our Company has acted in bad faith on its agreements related to restrictions on the way it promotes our tobacco products. This can increase our liability risks.

      RESOLVED: That the shareholders request the Board to initiate a policy, within six months of the 2005 shareholders meeting, that would require our company to either submit all its Internet advertising to an independent panel of academics and other experts to make sure it is fulfilling the letter and spirit of the law regarding such advertising or terminate all of our advertising and marketing on the Internet.”

COMPANY’S RESPONSE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING PROPOSAL (Proposal No. 4).

       The Company believes that this proposal is not in the best interests of the Company or its stockholders. While sharing the proponent’s desire to reduce access to tobacco products by minors and to ensure the responsible use of the Internet by our Company, the Company disagrees with the approach set forth in the proposal.

      The Company does not believe that any of its Internet-related activities violate any law applicable to the Company. The Company is acting to ensure its marketing and advertising activities are proper in all respects. The Company periodically reviews its programs and activities on a comprehensive basis from a number of perspectives, including compliance with relevant legal requirements. The advertising and marketing of the Company’s products is extensively regulated on the federal, state and local levels, and the Company complies with those regulations. Furthermore, in November 1998, the Company voluntarily entered into the Smokeless Tobacco Master Settlement Agreement which requires the Company to adopt various marketing and advertising restrictions aimed at reducing youth access to tobacco products. In light of the Company’s extensive review of its programs and activities, including those that utilize the Internet, the Company does not believe that convening a panel, such as the one contemplated by the proposal, is an appropriate use of the Company’s resources.

      Moreover, with respect to reported underage use of smokeless tobacco, data from government and academic studies confirm that underage smokeless tobacco use is low and on a downward trend. Indeed, the University of Michigan’s 2003 Monitoring the Future Study reported that “[t]he use of smokeless tobacco by teens has been decreasing gradually from recent peak levels in the mid-1990s, and the overall declines have been substantial. One could say, more generally, that teen use of smokeless tobacco is down by about one-half from the peak levels reached in the mid-1990s.”

      In addition, the Company disagrees with the facts alleged in the proposal. The Company believes that it is not in violation of federal law or acting in bad faith. To the contrary, the Company acts in good faith to ensure compliance with relevant legal requirements. The Company also has a long-standing policy against the sale of tobacco products to minors and in favor of responsible marketing.

      Accordingly, the Board believes that the adoption of this proposal is neither appropriate nor in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it. Your appointed proxies will vote your shares AGAINST Proposal No. 4 unless you instruct otherwise in the proxy form.

      The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of common stock, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2004, all Section 16(a) filing requirements applicable to such individuals were complied with in a timely manner except for Messrs. Clancey, DeHority, Heid and Neff and Ms. Diaz Dennis, whose Form 4s reporting a restricted stock award of 40 shares of Common Stock made on May 17, 2004 were inadvertently filed late due to an administrative error made by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information, as of December 31, 2004, regarding all persons which, to the knowledge of the Company, beneficially own 5% or more of the outstanding Common Stock.

		Percentage of
Name and Address	Shares	Outstanding

Barclays Global Investors, NA(1)	11,647,213	7.05%
45 Fremont Street San Francisco, CA 94105

Capital Research and Management Company(2)	10,400,900	6.3%
333 South Hope Street Los Angeles, CA 90071

Dreman Value Management LLC(3)	9,786,833	5.91%
520 E. Cooper Ave Suite 230-4 Aspen, CO 81611

(1)	Information obtained from Schedule 13G dated as of February 14, 2005 and jointly filed by Barclays Global Investors, NA and certain affiliated entities (the “Barclays Entities”). The Barclays Entities reported, in the aggregate, beneficial ownership of 11,647,213 shares and that the various entities had sole voting power over 10,829,147 and sole dispositive power over 11,647,213 of those shares and shared voting or dispositive power over none of those shares.

(2)	Information obtained from Schedule 13G dated as of February 9, 2005 and filed by Capital Research and Management Company (“Capital Research”). Capital Research reported sole voting power with respect to none of the shares and sole dispositive power with respect to 10,400,900 shares and shared voting or dispositive power with respect to none of the shares.

(3)	Information obtained from Schedule 13G dated as of February 10, 2005 and filed by Dreman Value Management LLC (“Dreman”). Dreman reported sole voting power with respect to none of the shares and sole dispositive power with respect to 9,786,833 shares. Dreman also reported shared voting power with respect to 9,786,833 shares.

COMMUNICATIONS WITH DIRECTORS

         The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board including, without limitation, the director who presides at executive sessions of the Board or the nonemployee directors as a group, any Board committee or any chair of any such committee by mail. To communicate with directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors, by either name or title. All such correspondence should be sent c/o Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.

      A copy of all such communications will be provided, as appropriate, to any member (or all members) of the Board, including, without limitation, the director who presides at executive sessions of the Board, the nonemployee directors as a group, any Board committee or any chair of any such committee if the address label of the communication is so addressed. Communications, as appropriate, may be reviewed initially by the General Counsel’s office or by the Secretary, who shall report on the status thereof to the Board of Directors, the Audit Committee or, as appropriate, other directors. The Company reserves the right not to forward to the directors any material received in the nature of advertising or promotions of a product or service, or that otherwise constitutes patently offensive material.

INFORMATION RESPECTING PROXIES

         Your shares are registered in the name and manner shown on the enclosed form of proxy. Please sign the proxy in the same manner. It is not necessary for you to indicate the number of shares you hold.

      Expenses incurred in connection with the solicitation of proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, arrangements may be made pursuant to which brokers, bank nominees and other institutional holders of record will distribute at the Company’s expense proxies and proxy material to the appropriate beneficial owners, and assistance in the solicitation of proxies from such holders of record will be rendered by Georgeson Shareholder Communication, New York, New York, for a fee of approximately $20,000.

OTHER BUSINESS

         The Board knows of no other business which will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.

2006 ANNUAL MEETING

         If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement prepared for the 2006 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company’s office no later than November 22, 2005.

      In addition, the By-Laws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or nominations to be properly made at the Annual Meeting by a stockholder, notice must be received by the Secretary not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting and such notice must provide certain requisite information. Accordingly, if a stockholder intends to present a matter at the 2006 Annual Meeting, notice of such must be received by the Secretary at the Company’s office no later than February 1, 2006. Notice must be received by such date if the matter is to be considered “timely” under Rule 14a-4(c) of the Securities Exchange Act. A copy of the By-Laws may be obtained by writing to the Secretary.

By Order of the Board of Directors,

RICHARD A. KOHLBERGER
Senior Vice President, General Counsel
and Secretary

APPENDIX A

UST Inc.

2005 Long-Term Incentive Plan

1.	Purposes.

       The purposes of this Plan are to further the long-term growth in earnings of UST Inc. (the “Company”) and its subsidiaries by providing incentives to those persons with significant responsibility for such growth, to associate the interests of such persons with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating a diverse group of employees and outside directors on a competitive basis, and to ensure a pay for performance linkage for such employees and outside directors. If approved by the Company’s stockholders, this Plan shall replace the UST Inc. Amended and Restated Stock Incentive Plan, the Nonemployee Director Stock Option Plan and the Nonemployee Director Restricted Stock Award Plan, and no further awards shall be made under any of the foregoing plans as of the Effective Date of this Plan (defined below).

2.	Definitions.

       For purposes of the Plan:

(a)	“Award” means a grant of Options, Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock Based Awards or any or all of them.

(b)	“Board” means the Board of Directors of UST Inc.

(c)	“Cause” shall mean (i) prior to the expiration of an Employee and Secrecy Agreement or any agreement containing noncompetition provisions between a Participant and the Company, the violation of either such agreement; (ii) the willful and continued failure by a Participant to substantially perform his job duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties; or (iii) the willful engaging by a Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.

(d)	“Change in Control” shall have the meaning set forth in Section 11(f).

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board of Directors of UST Inc. The Compensation Committee shall be appointed by the Board and shall consist of two or more outside, disinterested members of the Board. The Compensation Committee, in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Compensation Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Compensation Committee and may fill any vacancy in the Compensation Committee.

(g)	“Common Stock” means the common stock of the UST Inc., par value $.50 per share.

(h)	“Company” means UST Inc., its subsidiaries and affiliated businesses.

(i)	“Covered Employee” means an Eligible Participant who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of “covered employees” within the meaning of Section 162(m) of the Code, generally, the Named Executive Officers.

(j)	“Dividend Equivalent” means a right granted to a Participant to receive cash or Common Stock equal in value to dividends paid with respect to a specified number of shares of Common Stock underlying an Award. Dividend Equivalents may also be granted on a free-standing basis under the Committee’s authority to make Other Stock-Based Awards. Dividend Equivalents may be paid currently or on a deferred basis, in the discretion of the Committee.

(k)	“Eligible Participants” means any individual who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in this Plan as follows: any officer or employee of the Company and any consultant or advisor (provided such consultant or advisor is a natural person) providing services to the Company. The term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company as an employee on its corporate books and records even if that individual is later reclassified (by the Company, any court or any governmental or regulatory agency) as an employee as of the grant date. Non-Employee Directors are not Eligible Participants.

(l)	“Fair Market Value” on any date means the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Transactions Listing for such date, or the immediately preceding trading day if such date was not a trading day, and, in the case of an ISO, means fair market value as determined by the Committee in accordance with Section 422 of the Code.

(m)	“ISO” or “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

(n)	“Named Executive Officer” means UST Inc.’s Chief Executive Officer and the next four highest paid executive officers, as reported in UST Inc.’s proxy statement pursuant to Regulation S-K, Item 402(a)(3) for a given year.

(o)	“Non-Employee Director” means a member of the Board who is not an employee of the Company.

(p)	“NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code and that is not designated as an ISO by the Committee.

(q)	“Option” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

(r)	“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to this Plan.

(s)	“Other Stock — Based Awards” means any form of award valued in whole or in part by reference to, or otherwise based on, Common Stock, including an outright award of Common Stock.

(t)	“Participant” means an individual who has received an Award under this Plan, including any Non-Employee Director who has received an Award under Section 8.

(u)	“Performance Awards” means an Award of Performance Shares or Performance Units based on the achievement of Performance Goals during a Performance Period.

(v)	“Performance Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(c) from the deductibility limitations of Code Section 162(m).

(w)	“Performance Goals” means the goals established by the Committee under Section 7(d).

(x)	“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.

(y)	“Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(z)	“Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(aa)	“Plan” means the UST Inc. 2005 Long-Term Incentive Plan, as amended and restated from time to time.

(bb)	“Prior Plans” means the UST Inc. Amended and Restated Stock Incentive Plan, the Nonemployee Director Stock Option Plan and the Nonemployee Director Restricted Stock Award Plan.

(cc)	“Restriction Period” means, with respect to Restricted Stock or Restricted Stock Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of the Restricted Stock or Restricted Stock Units or as otherwise determined by the Committee.

(dd)	“Restricted Stock” means shares of Common Stock, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed.

(ee)	“Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.

(ff)	“Retirement” with respect to a Non-Employee Director shall mean termination from the Board after such Non-Employee Director shall have attained at least age 65 after having completed at least thirty-six months of service or after such Non-Employee Director shall have satisfied the criteria for Retirement established by the Board from time to time. “Retirement” with respect to an employee shall mean termination from employment having satisfied the definition of retirement under any of the qualified or nonqualified pension plans or arrangements sponsored by the Company.

(gg)	“Stock Appreciation Rights” or “SAR” means the right to receive the difference between the Fair Market Value of a share of Common Stock on the grant date (the “Strike Price”) and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised.

(hh)	“Total Disability” shall have the meaning set forth in the long-term disability program of UST Inc.

3.	Administration of the Plan.

(a)	Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (consistent with the terms of the Plan):

•	to select the persons to be granted Awards under the Plan,
•	to determine the type, size and terms of Awards to be made to each person selected,
•	to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,
•	to establish objectives and conditions for earning Awards,
•	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement,
•	to determine whether an Award shall be cancelled or terminated,
•	to determine whether the conditions for earning an Award have been met and whether or to what extent an Award will be paid at the end of the Performance Period,
•	to determine if and when an Award may be deferred, and the terms and conditions of such deferral,
•	to determine whether the amount or payment of an Award should be reduced or eliminated,
•	to determine the guidelines and/or procedures for the payment or exercise of Awards,
•	to determine whether a leave of absence shall constitute a termination of employment for purposes of the Plan or shall have any other effect on outstanding Awards under the Plan, and
•	to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Covered Employees comply with the Performance Based Exception under Code Section 162(m).

(b)	Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an Award under the Plan.

(c)	Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan; provided, however, that in no event shall the Committee delegate the authority to make or approve Awards that benefit officers of the Company.

4.	Eligibility.

(a)	General. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award. Only Non-Employee Directors shall be eligible to receive Awards under Section 8.

(b)	International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Participants (if any) employed by the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Participants, and (iii) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable.

5.	Shares of Common Stock Subject to the Plan.

(a)	Authorized Number of Shares. Unless otherwise authorized by the stockholders of the Company, and subject to the provisions of this Section 5 and the adjustments provided for in Section 10, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be (i) 10 million, plus (ii) the number of shares underlying awards under the Prior Plans, which expire or otherwise remain unissued following the cancellation, termination or expiration of such awards after the Effective Date of this Plan. Any of the authorized shares may be used for any of the types of Awards described in the Plan, except:

(A)	at least two million (2,000,000) of the authorized shares will be available for issuance in connection with broad-based grants to employees who are not officers;

(B)	no more than three million (3,000,000) of the authorized shares may be issued pursuant to Awards other than Options granted with an Option Exercise Price equal to Fair Market Value on the date of grant or SARs with a Strike Price equal to Fair Market Value on the date of grant, and

(C)	no more than five hundred thousand (500,000) shares may be issued in the form of ISOs.

(b)	Share Counting. The following shall apply in determining the number of shares remaining available for grant under this Plan:

(i)	In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars or an SAR that may be solely settled in cash), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the Option or Award is granted or denominated; provided, however, that where a SAR is settled in shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be reduced only by the number of shares issued in such settlement.

(ii)	If any Option is exercised by tendering shares of Common Stock to the Company as full or partial payment of the exercise price, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered.

(iii)	Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash or is otherwise terminated for any reason without having been exercised, the shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted under this Plan.

(iv)	Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will generally not count against the reserve of available shares under this Plan, provided in each case that the requirements for the exemption for mergers and acquisitions under rules promulgated by the New York Stock Exchange have been satisfied.

(c)	Shares to be Delivered. The source of shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares or shares acquired on the open market.

6.	Award Limitations.

       The maximum number of Options or SARs that can be granted to any Eligible Participant during a single fiscal year of the Company cannot exceed 250,000. The maximum per Eligible Participant, per fiscal year amount of Awards other than Options and SARs shall not exceed Awards covering 100,000 shares of Common Stock. Notwithstanding the foregoing, the maximums set forth above shall be increased to 500,000 shares and 200,000 shares, respectively, in the case of an Eligible Participant’s year of hire. The maximum Award that may be granted to any Eligible Participant for a Performance Period greater than one fiscal year shall not exceed the foregoing annual maximum multiplied by the number of full years in the Performance Period. In the case of Performance Units denominated in dollars, the maximum amount that may be earned in each fiscal year during the Performance Period is $3,000,000.

7.	Awards to Eligible Participants.

(a)	Options.

(i)	Grants. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine on the date of grant. Options may be granted alone or in addition to other Awards made under the Plan. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company.

(iii)	Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

(iv)	ISO Limits. ISOs may only be granted to employees of the Company and its subsidiaries and may only be granted to employees who, at the time the Option is granted, do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of Company Common Stock. The aggregate Fair Market Value of all shares with respect to which ISOs are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(v)	Method of Exercise. Options shall be exercised by written notice to the Company accompanied by payment in cash of the full Exercise Price of the portion of such Option being exercised; provided that the Committee may in its discretion approve other methods of exercise, including, if authorized by the Committee, by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such Participant for at least six months prior to the date of exercise, accompanied by the certificates therefor registered in the name of such Participant and properly endorsed for transfer, having a Fair Market Value equal to the cash Exercise Price applicable to the portion of such Option being so exercised.

(vi)	No Repricing. Except for adjustments made pursuant to Section 10, the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price without the approval the stockholders of the Company.

(vii)	Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice.

(b)	Stock Appreciation Rights.

(i)	Grants. Subject to the terms and provisions of this Plan, SARs may be granted to Eligible Participants. SARs may be granted either alone or in addition to other Awards made under the Plan. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Strike Price. The Strike Price per share of Common Stock covered by a SAR granted pursuant to this Plan shall be equal to or greater than Fair Market Value on the date the SAR is granted.

(iii)	Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

(iv)	Form of Payment/ Required Exercise Date. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine; provided, however, that the SAR must either (A) become exercisable only upon a date certain (fixed date) occurring no earlier than one year following the date of grant, as determined by the Committee or elected by the Eligible Participant pursuant to rules established by the Committee at the time of grant, or (B) be settled exclusively in Common Stock.

(c)	Restricted Stock/ Restricted Stock Units.

(i)	Grants. Subject to the terms and provisions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Eligible Participants. Restricted Stock or Restricted Stock Units may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit; restrictions based upon the achievement of specific Performance Goals (Company-wide or at the subsidiary and/or individual level); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of one year. To the extent that shares of Restricted Stock or Restricted Stock Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)	Payment of Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee.

(iv)	No Disposition During Restriction Period. During the Restriction Period, Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon shares of Restricted Stock, the Committee may (A) cause a legend or legends to be placed on any certificates relating to such shares of Restricted Stock, and/or (B) issue “stop transfer” instructions, as it deems necessary or appropriate.

(v)	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold shares of Restricted Stock and Restricted Stock Units shall have the right to receive or accrue dividends in cash or other property or other distribution or rights in respect of such shares, and Participants who hold shares of Restricted Stock shall have the right to vote such shares as the record owner thereof. The Committee in its sole discretion will determine when and in what form (e.g., cash or Common Stock, in the case of Restricted Stock or Dividend Equivalents, in the case of Restricted Stock Units) any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant. Unless otherwise determined by the Committee, a Dividend Equivalent granted in connection with an Award of Restricted Stock or Restricted Stock Unit shall be subject to the restrictions and risk of forfeiture during the Restriction Period to the same extent as such Award.

(vi)	Share Certificates. Each certificate issued for Restricted Stock shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such Restricted Stock Unit is paid in shares of Common Stock.

(d)	Performance Awards.

(i)	Grants. Subject to the provisions of the Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more objective business criteria, as determined by the Committee) over a Performance Period. The Performance Period shall be no less than one year, unless otherwise determined by the Committee. The business criteria to be used for purposes of Performance Awards will be determined in the sole discretion of the Committee and may be described in terms of objectives that are related to the individual Participant or objectives that are Company wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following pre-established criteria: (A) net earnings; (B) earnings per share; (C) dividend ratio; (D) net sales growth; (E) net income (before taxes); (F) net operating profit; (G) return measures (including, but not limited to return on assets, capital, equity or sales); (H) cash flow (including, but not limited to, operating cash flow and free cash flow); (I) earnings before or after taxes, interest , depreciation and/or amortization; (J) productivity ratios; (K) share price (including, but not limited to, growth measures and total shareholder return); (L) expense targets; (M) operating efficiency;

(N) customer satisfaction; (O) working capital targets; (P) any combination of or a specified increase in any of the foregoing; (Q) the achievement of certain target levels of discovery and/or development of products; or (R) the formation of joint ventures or the completion of other corporate transactions. Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or non-recurring events affecting the Company in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Performance Goals based on business criteria listed above may be made relative to the performance of other corporations.

(iii)	Committee Discretion. Notwithstanding the achievement of any Performance Goal established under this Plan, the Committee has the discretion, by Participant, to reduce some or all of a Performance Award that would otherwise be paid. If a Participant who is not a Covered Employee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period.

(iv)	Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 7 in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award or adjust any Performance Goal in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals applicable to the Award have been achieved.

(v)	Timing and Form of Payment of Performance Awards. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Units or Performance Shares shall be made in a lump sum within 2 1/2 months following the end of the taxable year in which the applicable Performance Period closes. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in shares of Common Stock (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award agreement pertaining to the grant of the Award. As determined by the Committee, a Participant may be entitled to receive any dividends declared with respect to shares of Common Stock which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Participant.

8.	Awards to Non-Employee Directors.

(a)	Awards. Non-Employee Directors are eligible to receive any and all types of Awards under this Plan other than ISOs.

(b)	Grants of Awards. The number of shares of Common Stock that will be awarded or covered by an Option or Other Stock Based Award; the restrictions on transfer or the possibility of forfeiture which may be imposed on an Award; and the time at which the Award (or any portion of it) first will become exercisable or no longer subject to any restriction, and the latest date on which an Option may be exercised will be determined in the Board’s sole discretion.

(c)	Death, Total Disability and Retirement. In the event of the death, Total Disability or Retirement of a Non-Employee Director prior to the granting of an Award in respect of the fiscal year in which such event occurred, an Award may, in the discretion of the Committee, be granted in respect of such fiscal year to the retired or disabled Non-Employee Director or his or her estate. In the event that a Non-Employee Director ceases to be a member of the Board due to Total Disability, death or Retirement, his or her rights to any outstanding Award will become fully vested and exercisable, as applicable. If any Non-Employee Director ceases to be a member of the Board for any reason other than death, Total Disability or Retirement, his or her rights to any Award in respect of the fiscal year during which such cessation occurred will terminate unless the Board determines otherwise.

9.	Deferred Payments.

       Subject to the terms of this Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding any provision of the Plan to the contrary, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted (or may be subject to deferral) if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

10.	Dilution and Other Adjustments.

       In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee may, but shall not be required to, make such adjustments (i) in the class and aggregate number of shares which may be delivered under this Plan as described in Section 5, (ii) the individual Award maximums and share limitations under Section 6, (iii) to any or all of the number and kind of securities or other property (including cash) that may thereafter be issued or issuable in connection with outstanding Awards (provided the number of shares of any class subject to any Award shall always be a whole number), and (iv) in the Option Exercise Price of outstanding Options, the Strike Price of outstanding SARs, or the grant price or purchase price of any other outstanding Award (provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code) as may be determined to be equitable or appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan.

11.	Change in Control.

       Upon a Change in Control, the following shall occur:

(a)	Options. Effective on the date of such Change in Control, all outstanding and unvested Options granted under the Plan shall immediately vest and become exercisable, and all Options then outstanding under the Plan shall remain outstanding in accordance with their terms. Notwithstanding anything to the contrary in this Plan, in the event that any Option granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such Option is involuntarily terminated (other than for Cause) within two (2) years after the Change in Control; (ii) such Option is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such Option shall immediately be entitled to receive a lump sum cash payment equal to (A) the gain on such Option or (B) only if greater than the gain on such Option and only with respect to NQSOs the Black-Scholes value of such Option (as determined by a nationally recognized independent investment banker chosen by the Company), in either case calculated as of the date of the Change in Control or other event giving rise to the right to receive payment (the “Determination Date”). For purposes of the preceding sentence, the gain on an Option shall be calculated as the difference between the closing price per share of Common Stock as of the Determination Date and the Option Exercise Price.

(b)	Stock Appreciation Rights. Effective on the date of such Change in Control, all outstanding and unvested SARs granted under the Plan shall immediately vest and become exercisable, and all SARs then outstanding under the Plan shall remain outstanding in accordance with their terms. In the event that any SAR granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such SAR is involuntarily terminated (other than for Cause) within two (2) years after the Change in Control; (ii) such SAR is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such SAR shall immediately be entitled to receive a lump sum cash payment equal to the gain on such SAR, calculated as of the Determination Date. For purposes of the preceding sentence, the gain on a SAR shall be calculated as the difference between the closing price per share of Common Stock as of the Determination Date and the Strike Price per share of Common Stock covered by the SAR.

(c)	Restricted Shares/ Restricted Share Units. Upon a Change of Control all Restricted Shares and Restricted Share Units shall immediately vest and be distributed to Participants, effective as of the date of the Change of Control.

(d)	Performance Awards. Each Performance Award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such Performance Award shall be entitled to a lump sum cash payment equal to the amount of such Performance Award that would have been payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.

(e)	Timing of Payment. Any amount required to be paid pursuant to this Section 11 shall be paid as soon as practical after the date such amount becomes payable.

(f)	Definition. “Change in Control” means the occurrence of any of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (A) the Company, (B) any “person” who on the date hereof is a director or officer of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (D) an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”)), directly or indirectly, of securities of UST Inc. representing 20% or more of the combined voting power of UST Inc.’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (iii)(1) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of UST Inc.) whose appointment or election by the Board or nomination for election by UST Inc.’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of UST Inc. with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of UST Inc. outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the securities of UST Inc. or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of UST Inc. (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of UST Inc. representing 20% or more of the combined voting power of UST Inc.’s then outstanding securities; or

(iv)	the stockholders of UST Inc. approve a plan of complete liquidation or dissolution of UST Inc. or there is consummated an agreement for the sale or disposition by UST Inc. of all or substantially all of UST Inc.’s assets, other than a sale or disposition by UST Inc. of all or substantially all of its assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of UST Inc. in substantially the same proportions as their ownership of UST Inc. immediately prior to such sale.

      Notwithstanding the above, that for each Award subject to Section 409A of the Code, a Change of Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of UST Inc. or a change in the ownership of a substantial portion of the assets of UST Inc. shall also be deemed to have occurred under Section 409A of the Code.

12.	Miscellaneous Provisions.

(a)	Forfeiture. The terms and conditions applicable to Awards with respect to the termination for any reason of a Participant’s employment or service with the Company and its Subsidiaries shall be determined by the Committee in its discretion and shall be set forth in the agreement evidencing such Award. Notwithstanding the generality of foregoing, any Award and/or the proceeds of any Award shall be forfeited, as follows: Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.

(b)	Claw-Back Provision. If (1) the employment of the Participant is terminated for Cause, or (2) after the Participant’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Participant that would have enabled the Company to terminate the Participant’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (3) subsequent to his termination of employment, the Grantee commits an act described in Section 12(a)(i) above, in each case, if such Act is discovered by the Company within three years of its occurrence, then, unless otherwise determined by the Committee,

(i)	any and all outstanding Awards held by such Grantee as of the date of such termination or discovery (whether or not then vested) shall terminate and be forfeited; and

(ii)	the Participant (or, in the event of the Participant’s death following the commission of such act, his beneficiaries or estate) shall (A) to the extent such Award was paid in the form of shares of Common Stock, sell back to the Company all shares that are held, as of the date of such termination or discovery, by the Participant (or, if applicable, his beneficiaries or estate) and that were acquired upon the grant, exercise or vesting of any Award on or after the date which is 180 days prior to the Participant’s termination of employment (the “Acquired Shares”), for a per share price equal to the price paid by the Participant (or, if applicable his beneficiaries or estate) for such shares (or, if no consideration was paid for such shares, the shares shall be immediately returned to the Company for no consideration), (B) to the extent Acquired Shares have previously been sold or otherwise disposed of by the Participant (other than by reason of death) or, if applicable, by his beneficiaries or estate, repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate price paid for such Acquired Shares and (C) to the extent such Award was paid in the form of cash, repay to the Company the aggregate cash received by such Participant (or, if applicable, his beneficiaries or estate) upon the exercise or vesting of any Award on or after the date which is 180 days prior to the Participant’s termination of employment.

(c)	Rights as Stockholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

(d)	Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. Once awarded, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934 and the Company’s Insider Trading Policy, each as amended from time to time.

(e)	Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock or upon exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. In addition, if determined by the Committee, a Participant may elect the withholding by the Company of a portion of the shares of Common Stock subject to an Award upon the exercise of such Award, upon the Award being earned or upon Restricted Stock or Restricted Stock Units becoming non-forfeitable (each, a “Taxable Event”) having a Fair Market Value equal to the minimum amount necessary to satisfy the required withholding liability attributable to the Taxable Event. The Company’s obligation to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

(f)	No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees (i) that the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except for Awards already granted under the Plan), (ii) that Awards shall be subject to such rules and limitations as are established by the Committee for the proper administration of the Plan, such as minimums and restrictions on the number of Options that may be exercised during a specified period of time, (iii) that Awards are not a constituent part of salary, wages or compensation for purposes of determining any pension, retirement, death benefit or other benefit under any employee benefit plan of the Company or any subsidiary or for purposes of any agreement between the Participant and the Company unless expressly provided in such agreement, (iv) that the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under this Plan to require Awards to be granted to him or her in the future under this Plan or any other plan, (v) that the value of Awards received under the Plan will be excluded from the calculation of termination indemnities or other severance payments, and (vi) that the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of Options and Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

(g)	Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee shall determine otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(h)	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Participant.

(i)	Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

(j)	Funding of Plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

(k)	Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.

(l)	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(m)	Compliance with Code Section 409A. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

13.	Effective Date, Governing Law, Amendments and Termination.

(a)	Effective Date. The Plan was approved by the Board on February 17, 2005 and shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”).

(b)	Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participants. Notwithstanding the foregoing, unless the Company’s stockholders shall have first approved the amendment, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares of Common Stock which may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that can be made under the Plan, (iv) except as permitted by Section 7(d), change the Performance Goals pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) otherwise require shareholder approval under the listing requirement of the New York Stock Exchange or other law, rule or regulation to be effective. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

(c)	Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

(d)	Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

UST

ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2005

     The undersigned hereby appoints RICHARD A. KOHLBERGER and MARIA R. SHARPE, or either of them, with full power of substitution, attorneys and proxies to vote all shares of Common Stock of UST Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Tuesday, the 3rd day of May 2005, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

UST
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

• CONSIDER RECEIVING FUTURE UST INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future UST Inc. Annual Report and Proxy Materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save UST Inc. the future costs of producing, distributing and mailing these materials.

Accessing UST Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access UST Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the internet and go to http://www.eproxyvote.com/ust

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	0890

If no direction is given, this proxy card will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
1.	Election of Directors.						FOR	AGAINST	ABSTAIN
	Nominees: (01) J.D. Barr, (02) R.J. Rossi				2.	Approve the UST Inc. 2005 Long-Term Incentive Plan.	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES	3.	To ratify and approve Ernst & Young LLP as independent auditors of the Company for the year 2005.	☐	☐	☐
	For all nominees except vote withheld from the following:
	☐

The Board of Directors recommends a vote
AGAINST stockholder proposal 4.
	FOR	AGAINST	ABSTAIN
4. Stockholder Proposal.	☐	☐	☐

And in their discretion, upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature:	Date:	Signature:	Date:

EMPLOYEES’ SAVINGS PLAN

As a participating employee in the UST Inc. Employees’ Savings Plan, you are entitled to give Vanguard Fiduciary Trust Company, the Trustee under the Plan, voting instructions on the instruction card attached below if you wish to vote the shares of the Company’s common stock held on your behalf in the Savings Plan at the Annual Meeting of Stockholders to be held on May 3, 2005. If you do not elect to vote, the shares reflected on this Instruction Card will be voted by the Trustee in the same proportion as shares as to which voting instructions have been received. Your instructions to the Trustees will be confidential. A Notice of the 2005 Annual Meeting and Proxy Statement and a 2004 Annual Report are enclosed.

Please complete, sign and date the instruction card below and return it in the envelope provided as soon as possible. Please be sure to complete, sign, date and return any other proxy cards that you receive in the separate envelopes provided.

DETACH HERE IF YOU ARE RETURNING YOUR INSTRUCTION CARD BY MAIL

UST

ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2005
EMPLOYEES’ SAVINGS PLAN

     The undersigned hereby directs Vanguard Fiduciary Trust Company as Trustee of the UST Inc. Employees’ Savings Plan to vote in person or by proxy all shares of Common Stock of UST Inc. allocated to the undersigned’s account at the Annual Meeting of Stockholders to be held at Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Tuesday, the 3rd day of May 2005, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement.

     This instruction card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made on your signed Instruction Card, it will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

UST
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

• CONSIDER RECEIVING FUTURE UST INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future UST Inc. Annual Report and Proxy Materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save UST Inc. the future costs of producing, distributing and mailing these materials.

Accessing UST Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access UST Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the internet and go to http://www.eproxyvote.com/ust

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR INSTRUCTION CARD BY MAIL

☒	Please mark votes as in this example.	0890

If no direction is given, this instruction card will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
1.	Election of Directors.						FOR	AGAINST	ABSTAIN
	Nominees: (01) J.D. Barr, (02) R.J. Rossi				2.	Approve the UST Inc. 2005 Long-Term Incentive Plan.	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES	3.	To ratify and approve Ernst & Young LLP as independent auditors of the Company for the year 2005.	☐	☐	☐
	For all nominees except vote withheld from the following:
	☐

The Board of Directors recommends a vote
AGAINST stockholder proposal 4.
	FOR	AGAINST	ABSTAIN
4. Stockholder Proposal.	☐	☐	☐

And in their discretion, upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. If signing for trusts, estates or corporations, capacity or title should be stated.

Signature:	Date: